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                            364-DAY CREDIT AGREEMENT

                          DATED AS OF JANUARY 29, 2002

                                      among

                         ENBRIDGE ENERGY PARTNERS, L.P.,
                                  as Borrower,

                      ENBRIDGE ENERGY, LIMITED PARTNERSHIP,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                                       and
                                   L/C Issuer,

                                BANK OF MONTREAL,
                              as Syndication Agent

                         TORONTO DOMINION (TEXAS), INC.
                         AND FIRST UNION NATIONAL BANK,
                             as Documentation Agents

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC
                              AND BMO NESBITT BURNS
                                       as
                  Joint Lead Arrangers and Joint Book Managers





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


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         1.01     Defined Terms..................................................................................1

         1.02     Other Interpretive Provisions.................................................................19

         1.03     Accounting Terms..............................................................................20

         1.04     Rounding......................................................................................20

         1.05     References to Agreements and Laws.............................................................20

ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS.....................................................20

         2.01     Loans.........................................................................................20

         2.02     Borrowings, Conversions and Continuations of Loans............................................23

         2.03     Intentionally Blank...........................................................................24

         2.04     Letters of Credit.............................................................................25

         2.05     Designation of Additional Borrower............................................................31

         2.06     Prepayments...................................................................................32

         2.07     Reduction or Termination of Commitments.......................................................32

         2.08     Repayment of Loans............................................................................33

         2.09     Interest......................................................................................33

         2.10     Fees..........................................................................................33

         2.11     Computation of Interest and Fees..............................................................34

         2.12     Evidence of Debt..............................................................................34

         2.13     Payments Generally............................................................................35

         2.14     Sharing of Payments...........................................................................36

ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY....................................................37

         3.01     Taxes.........................................................................................37

         3.02     Illegality....................................................................................38

         3.03     Inability to Determine Rates..................................................................39

         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans........39

         3.05     Funding Losses................................................................................40

         3.06     Matters Applicable to all Requests for Compensation...........................................41

         3.07     Survival......................................................................................41

ARTICLE IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.................................................41

         4.01     Conditions of Initial Credit Extension........................................................41


                                       i

         4.02     Conditions to all Credit Extensions...........................................................43

ARTICLE V.            REPRESENTATIONS AND WARRANTIES............................................................43

         5.01     Existence, Qualification and Power; Compliance with Laws......................................43

         5.02     Authorization; No Contravention...............................................................44

         5.03     Governmental Authorization....................................................................44

         5.04     Binding Effect................................................................................45

         5.05     Financial Statements; No Material Adverse Effect..............................................45

         5.06     Litigation....................................................................................45

         5.07     No Default....................................................................................45

         5.08     Ownership of Property; Liens..................................................................45

         5.09     Environmental Compliance......................................................................46

         5.10     Insurance.....................................................................................46

         5.11     Taxes.........................................................................................46

         5.12     ERISA Compliance..............................................................................47

         5.13     Subsidiaries..................................................................................47

         5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act................47

         5.15     Disclosure....................................................................................47

ARTICLE VI.           AFFIRMATIVE COVENANTS.....................................................................47

         6.01     Financial Statements..........................................................................47

         6.02     Certificates; Other Information...............................................................48

         6.03     Notices.......................................................................................49

         6.04     Payment of Obligations........................................................................49

         6.05     Preservation of Existence, Etc................................................................50

         6.06     Maintenance of Properties.....................................................................50

         6.07     Maintenance of Insurance......................................................................50

         6.08     Compliance with Laws..........................................................................50

         6.09     Books and Records.............................................................................50

         6.10     Inspection Rights.............................................................................50

         6.11     Intentionally Blank...........................................................................50

         6.12     Use of Proceeds...............................................................................51

         6.13     Guaranties....................................................................................51


                                       ii

         6.14     Incorporation of Certain More Restrictive Financial Provisions................................52

ARTICLE VII.          NEGATIVE COVENANTS........................................................................53

         7.01     Liens.........................................................................................53

         7.02     Investments...................................................................................54

         7.03     Indebtedness..................................................................................54

         7.04     Mergers; Sale of Assets.......................................................................57

         7.05     Intentionally Blank...........................................................................57

         7.06     Intentionally Blank...........................................................................57

         7.07     Distributions.................................................................................57

         7.08     ERISA.........................................................................................57

         7.09     Change in Nature of Business..................................................................58

         7.10     Transactions with Affiliates..................................................................58

         7.11     Burdensome Agreements.........................................................................58

         7.12     Use of Proceeds...............................................................................58

         7.13     Consolidated Leverage Ratio...................................................................58

         7.14     Debt Rating...................................................................................59

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES............................................................59

         8.01     Events of Default.............................................................................59

         8.02     Remedies Upon Event of Default................................................................61

ARTICLE IX.           ADMINISTRATIVE AGENT......................................................................61

         9.01     Appointment and Authorization of Administrative Agent.........................................61

         9.02     Delegation of Duties..........................................................................62

         9.03     Liability of Administrative Agent.............................................................62

         9.04     Reliance by Administrative Agent..............................................................63

         9.05     Notice of Default.............................................................................63

         9.06     Credit Decision; Disclosure of Information by Administrative Agent............................63

         9.07     Indemnification of Administrative Agent.......................................................64

         9.08     Administrative Agent in its Individual Capacity...............................................64

         9.09     Successor Administrative Agent................................................................65

         9.10     Other Agents; Lead Arrangers, Etc.............................................................65

ARTICLE X.            MISCELLANEOUS.............................................................................65

         10.01    Amendments, Etc...............................................................................65


                                      iii

         10.02    Notices and Other Communications; Facsimile Copies............................................67

         10.03    No Waiver; Cumulative Remedies................................................................68

         10.04    Attorney Costs, Expenses and Taxes............................................................68

         10.05    Indemnification by the Borrowers..............................................................68

         10.06    Payments Set Aside............................................................................69

         10.07    Successors and Assigns........................................................................69

         10.08    Confidentiality...............................................................................72

         10.09    Set-off.......................................................................................72

         10.10    Interest Rate Limitation......................................................................73

         10.11    Counterparts..................................................................................73

         10.12    Integration...................................................................................73

         10.13    Survival of Representations and Warranties....................................................73

         10.14    Severability..................................................................................74

         10.15    Foreign Lenders...............................................................................74

         10.16    Removal and Replacement of Lenders............................................................74

         10.17    Governing Law.................................................................................75

         10.18    Waiver of Right to Trial by Jury..............................................................76

         10.19    ENTIRE AGREEMENT..............................................................................76

SIGNATURES.....................................................................................................S-1

SCHEDULES


2.01     Commitments and Pro Rata Shares
5.06     Litigation
5.09     Environmental Matters
5.13     Subsidiaries and Other Equity Interests
7.01     Existing Liens
7.03     Existing Indebtedness
10.02    Eurodollar and Domestic Lending Offices, Addresses for Notices






EXHIBITS

         FORM OF

A        Loan Notice
B        Loan Note
C        Compliance Certificate
D        Assignment and Acceptance Agreement
E        Guarantee
F        Opinion of Counsel
G        Subordination Agreement

                            364-DAY CREDIT AGREEMENT



         THIS 364-DAY CREDIT AGREEMENT dated as of January 29, 2002 is made and entered into by and among ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (the "MLP"), ENBRIDGE ENERGY, LIMITED PARTNERSHIP, a Delaware limited partnership (the "OPERATING PARTNERSHIP" and together with the MLP and any other Person that becomes a Borrower pursuant to SECTION 2.05 hereof, the "BORROWERS"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), BANK OF AMERICA, N.A., as Administrative Agent, and L/C Issuer, Bank of Montreal, as Syndication Agent, and Toronto Dominion (Texas), Inc. and First Union National Bank, as Documentation Agents.

         The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ACCEPTING LENDERS" has the meaning specified in SECTION 2.01(b)(iii).

         "ACQUIRED SUBSIDIARY" has the meaning set forth in the definition of "INCREMENTAL EBITDA".

         "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

         "AFUDC" means allowance for funds used during construction as determined in accordance with generally accepted regulatory accounting principles or by rate-regulated Persons, as applicable.

         "AFUDC RATE" means, with respect to each corresponding regulated project designated by the MLP and as of the relevant date of determination, the applicable rate or rates allowed with respect to such project as determined in accordance with generally accepted regulatory accounting principles or by such rate-regulated Person, as applicable.

         "AFFILIATE" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENT/ARRANGER FEE LETTER" has the meaning specified in SECTION
2.10(c).

         "AGENT-RELATED PERSONS" means the Administrative Agent (including any successor administrative agent permitted hereby), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGGREGATE COMMITMENTS" means at any time the sum of the Commitments of all the Lenders under this Agreement and all Lenders (as defined in the Credit Agreement) under the Credit Agreement; provided, that after the Revolving Commitment Termination Date (unless such date shall occur as a result of clause
(c) of the definition thereof), the Commitments of all the Lenders under this Agreement shall be deemed to be equal to the sum of all the outstanding Revolving Loans and L/C Obligations of all the Lenders as of such time.

         "AGREEMENT" means this 364-Day Credit Agreement.

         "ANNUAL CERTIFICATE OF EXTENSION" means a certificate from MLP, executed by an authorized officer and delivered to the Administrative Agent, in a form acceptable to the Administrative Agent, which requests an extension of the then scheduled Revolving Commitment Termination Date pursuant to SECTION 2.01(b).

         "APPLICABLE RATE" means the following percentages per annum, based upon the Debt Rating:

----------------------------------------------------------------------------------------------------------
                                             APPLICABLE RATE
----------------------------------------------------------------------------------------------------------
                                                          EURODOLLAR RATE
                                                            PLUS (+) AND     BASE
                                                          APPLICABLE RATE    RATE
  PRICING             DEBT RATINGS       FACILITY FEE      FOR LETTERS OF    PLUS      UTILIZATION
   LEVEL              S&P/MOODY'S           RATE               CREDIT         (+)       FEE RATE
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      1       A/A2 or higher                .075%               .4%            -0-         .1%
----------------------------------------------------------------------------------------------------------
      2       A-/A3                          .1%               .525%           -0-         .1%
----------------------------------------------------------------------------------------------------------
      3       BBB+/Baa1                     .125%              .625%           -0-        .125%
----------------------------------------------------------------------------------------------------------
      4       BBB/Baa2                      .15%               .725%           -0-        .125%
----------------------------------------------------------------------------------------------------------
      5       BBB-/Baa3 or lower             .2%               .925%           -0-        .125%
----------------------------------------------------------------------------------------------------------

                  "DEBT RATING" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "DEBT RATINGS") of the Operating Partnership's non-credit-enhanced, senior unsecured long-term debt; PROVIDED that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to SECTION 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender or (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ARRANGER" means each of Banc of America Securities LLC, and BMO Nesbitt Burns, in their respective capacities as joint lead arrangers and joint book managers.

         "ASSIGNEE CONDITIONS" means, in relation to any Person described in clause (c) of the defined term "Eligible Assignee", the conditions as follow:
(i) if a Lender assigns to such an Eligible Assignee less than all of its Commitment and the Loans at the time owing to it (or a participation in its L/C Obligations), any right of such assigning Lender and such assignee to vote as a Lender, or any other direct claim or right against any Borrower or Guarantor in relation to this Agreement, shall be uniformly exercised or pursued by such assigning Lender and such assignee; and (ii) such assignee shall not be entitled to payment from any Loan Party under ARTICLE III of amounts in excess of those payable to such Lender assignor under such Article (determined without regard to such assignment or transfer).

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance substantially in the form of EXHIBIT D.

         "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel but expressly excludes the allocated cost of internal legal services and all disbursements of internal counsel.

         "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

         "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the MLP and its Subsidiaries and Unrestricted Subsidiaries for the fiscal year ended December 31, 2000, and the related consolidated statements of income and cash flows for such fiscal year of such Persons.

         "BANK OF AMERICA" means Bank of America, N.A.

         "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced prime rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWERS" has the meaning set forth in the introductory paragraph hereto and with respect to each such Persons, includes its successors and assigns permitted hereby, if any.

         "BORROWING" means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to SECTION 2.01.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, each of (a) the state where the Administrative Agent's Office is located and (b) the City of Calgary, Alberta, Canada, and if such day relates to any Eurodollar Rate Loan, it must also be a day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning.

         "CHANGE OF CONTROL" shall mean (i) the failure of Enbridge Energy Company, Inc., a Delaware corporation, or any other Person, in each case during the period that such person is the general partner of the MLP, to constitute a Subsidiary of Enbridge Inc., a corporation incorporated under the federal laws of Canada, (ii) the failure of Enbridge Energy Company, Inc. or any other Subsidiary or Subsidiaries of said Enbridge Inc. at any time to constitute all of the general partners of the MLP or (iii) the failure of the Operating Partnership to constitute a Subsidiary of the MLP.

         "CLOSING DATE" means the first date all the conditions precedent in
SECTION 4.01 are satisfied or waived in accordance with SECTION 4.01 (or, in the case of SECTION 4.01(b), waived by the Person entitled to receive the applicable payment).

         "CODE" means the Internal Revenue Code of 1986.

         "COMMITMENT" means, as to each Lender, its Revolving Commitment (the aggregate Revolving Commitments of all the Lenders, collectively, the "COMMITMENTS").

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

         "CONSOLIDATED EBITDA" means, for any period, for the MLP and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

         "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, for the MLP and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including all Obligations hereunder),
(b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of the MLP and its Subsidiaries, and (c) without duplication, the unpaid principal amount of all Guarantee Obligations with respect to Indebtedness of the type specified in subsections
(a) and (b) above of Persons other than the MLP or any of its Subsidiaries and excluding in all cases Qualifying Subordinated Indebtedness owing to an Affiliate of the Borrower.

         "CONSOLIDATED INTEREST CHARGES" means, for any period, for the MLP and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, all interest expense (and in the case of capital leases the portion of rent expense that is treated as interest in accordance with GAAP) on all Consolidated Funded Debt of the MLP and its Subsidiaries during such period.

         "CONSOLIDATED NET INCOME" means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the net income of the MLP and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from Dispositions of assets) for that period; PROVIDED, for the purposes of SECTION 6.13(b), this term shall also include the Unrestricted Subsidiaries.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound pursuant to which such Person is obligated to perform an agreement or other undertaking.

         "CREDIT EXTENSION" means each of the following: (a) a Borrowing or (b) an L/C Credit Extension.

         "DECLINING LENDERS" has the meaning specified in SECTION 2.01(b)(iii).

         "DEBT RATING" has the meaning set forth in the definition of "APPLICABLE RATE."

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "DEFAULT" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" means an interest rate equal to (a) the Base Rate PLUS
(b) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (c) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "DISPOSITION" or "DISPOSE" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "DISTRIBUTION" for any Person means, with respect to any shares of any capital stock, any units, any partnership interests or other equity securities or ownership interests issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         "DOCUMENTATION AGENTS" means Toronto Dominion (Texas), Inc. and First Union National Bank in their capacity as documentation agents under any of the Loan Documents, or any successor documentation agents.

         "DOLLAR" and "$" means lawful money of the United States of America.

         "EBITDA" means for any period and for any Person and its consolidated Subsidiaries the sum of (a) net income of such Person and its consolidated Subsidiaries from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from dispositions of assets), and (b) to the extent deducted in determining net income of such Person and its consolidated Subsidiaries (i) all interest expense PLUS the portion of rent expense of such Person under capitalized leases that is treated as interest in accordance with GAAP, (ii) the amount of taxes, based on or measured by income, and (iii) the amount of depreciation and amortization expense, in each case of such Person and its consolidated Subsidiaries for such period.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender that is financially capable of performing the obligations of a Lender under this Agreement; (c) an Approved Fund that is financially capable of performing the obligations of such Lender under this Agreement; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Loan, the L/C Issuer, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed).

         "ENVIRONMENTAL LAWS" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any rules and regulations issued pursuant thereto.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the MLP within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by the MLP of liability with respect to a withdrawal by the MLP or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the MLP of liability with respect to a complete or partial withdrawal by the MLP or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the incurrence by the MLP of liability with respect to the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the incurrence by the MLP of liability with respect to an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the MLP or any ERISA Affiliate; and with respect to each of the occurrences described in the presiding clauses (a) through (f), which could reasonably be expected to have a Material Adverse Effect.

         "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately

         11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "EVENT OF DEFAULT" means any of the events or circumstances specified in ARTICLE VIII.

         "EXISTING CREDIT FACILITY" means that certain Amended and Restated Revolving Credit Agreement dated as of September 6, 1996, as amended and in effect, among the Operating Partnership, the General Partner, Bank of Montreal, as agent for the lenders party thereto, Harris Trust and Savings Bank, as collateral agent for such lenders, and such lenders.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "FINANCIAL RESTRICTIONS" has the meaning specified in SECTION 6.14.

         "FOREIGN LENDER" has the meaning specified in SECTION 10.15.

         "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "GENERAL PARTNER" means Enbridge Energy Company, Inc., a Delaware corporation, and after the date hereof, any one or more Subsidiaries of Enbridge Inc., a corporation incorporated under the federal laws of Canada, that shall succeed Enbridge Energy Company, Inc. in the capacity as general partner of the MLP.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTORS" means, collectively, the MLP and each Material Subsidiary which executes and delivers to the Administrative Agent a Guarantee, so long as such Guarantee shall not have been expressly terminated by the Administrative Agent and the Lenders or shall not have been terminated in accordance with its express terms, in each case with respect to such Person.

         "GUARANTEE" means each Guarantee made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT E, as amended and in effect from time to time.

         "GUARANTEE OBLIGATION" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; PROVIDED, HOWEVER, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "HONOR DATE" has the meaning set forth in SECTION 2.04(c)(i).

         "INCREMENTAL EBITDA" means, (i) as to any Person which becomes a Subsidiary (an "ACQUIRED SUBSIDIARY") as a result of an acquisition by a Borrower or a Subsidiary of such Acquired Subsidiary, EBITDA of such Person for the four full quarters ending immediately prior to the acquisition of such Acquired Subsidiary, or (ii) in regard to the acquisition of all or substantially all of the business or assets of any Person or the operating division or business unit of any Person (an "Acquired Asset") by a Borrower or a Subsidiary, EBITDA with respect to the Acquired Asset for the four full quarters ending immediately prior to the acquisition of such Acquired Asset, as reasonably determined by the MLP and reasonably acceptable to the Administrative Agent.

         "INDEBTEDNESS" means, as to any Person at a particular time, all of the following (without duplication):

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) Intentionally Blank;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business of such Person, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) capital leases; and

                  (f) all Guarantee Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include, without duplication, the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by its governing agreements and applicable law except for customary exceptions acceptable to the Required Lenders. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 10.05.

         "INDEMNITEES" has the meaning set forth in SECTION 10.05.

         "INTERCOMPANY RESTRICTIONS" has the meaning set forth in SECTION 7.03(a)(i).

         "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "INTEREST PERIOD" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; PROVIDED that:

                  (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (iii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iv) no Interest Period shall extend beyond the scheduled Maturity Date.

         "IRS" means the United States Internal Revenue Service.

         "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C ADVANCE" means, with respect to each Lender, such Lender's funded participation in any Unreimbursed Amount in accordance with SECTION 2.04(c)(iii).

         "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit PLUS to the extent unreimbursed, the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings and L/C Advances.

         "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

         "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such on SCHEDULE 10.02, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

         "LETTER OF CREDIT" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and on terms satisfactory to the L/C Issuer and the MLP; PROVIDED, in the event of any conflict between such application and agreement and the terms of this Agreement, the terms of this Agreement shall control.

         "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the then effective Revolving Commitment Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

         "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of the Commitments and $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

         "LIEN" means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, security interest or any other arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, a deposit arrangement and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners, including, if applicable, the interest of a purchaser of accounts receivable but excluding the title of the lessor under any operating lease.

         "LOANS" means the Revolving Loans or the Term Loans made by the Lenders to a Borrower pursuant to this Agreement.

         "LOAN DOCUMENTS" means this Agreement, each Note, the Agent/Arranger Fee Letter, each Request for Credit Extension, each Compliance Certificate and each Guarantee.

         "LOAN NOTICE" means written or telephonic notice of (a) a Borrowing,
(b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to SECTION 2.02(a), which, if in writing, shall be substantially in the form of EXHIBIT A or if telephonic, shall be immediately followed by written notice in the form of EXHIBIT A; PROVIDED, any such telephone notice shall be irrevocable when given notwithstanding that it is required to be so confirmed in writing.

         "LOAN PARTIES" means, collectively, the Borrowers and the Guarantors.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition, prospects or assets of the MLP and its consolidated Subsidiaries (other than the Unrestricted Subsidiaries) taken as a whole; (b) a material impairment of the ability of any Loan Party to pay any Obligation when due or otherwise to perform its material obligations under this Agreement, any Guarantee or any Note, in each case, to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, any Guarantee or any Note, in each case, against any Loan Party a party thereto.

         "MATERIAL SUBSIDIARY" means (i) any Borrower (other than the MLP) and any Subsidiary of the MLP (other than, for the avoidance of doubt, an Unrestricted Subsidiary) which in each case would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on any date of determination and (ii) any Subsidiary which is designated as a Material Subsidiary pursuant to SECTION 6.13.

         "MATURITY DATE" means (i) either (A) the Revolving Commitment Termination Date, or (B) if the Borrowers exercise the Term Loan option described in SECTION 2.01(c), the date which is one year following the Revolving Commitment Termination Date, or (ii) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

         "MLP" has the meaning set forth in the introductory paragraph hereto, and with respect to such Persons, includes its successors and assigns permitted hereby.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the MLP and approved by the Required Lenders.

         "MORTGAGE" shall mean, collectively, the mortgage, security agreement and fixture filings between the Operating Partnership and the Trustee, each dated as of December 12, 1991, as amended, modified or supplemented from time to time and in effect, and covering assets located in Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin.

         "MORTGAGE NOTE AGREEMENTS" shall mean, collectively, those certain Note Agreements, each dated as of December 12, 1991, between the Operating Partnership and each of the respective purchasers of the Mortgage Notes, as amended, modified or supplemented from time to time and in effect.

         "MORTGAGE NOTES" shall mean, collectively, the promissory notes aggregating $310,000,000 principal amount issued pursuant to the Mortgage Note Agreements, dated December 12, 1991 and executed by the Operating Partnership, together with and any loan agreement and security documents executed in connection therewith, any and all instruments given in renewal, extension, modification, or rearrangement of or in substitution or replacement for any one or more of the foregoing described promissory notes and other documents, whether given to the original purchaser thereof (or its designee) or any other Person and other documents.

         "MULTI-YEAR CREDIT AGREEMENT" means that certain Credit Agreement dated as of January 29, 2002, among the MLP, the Operating Partnership and any other Person that becomes a Borrower (as such term is defined therein) thereunder, the lenders party thereto, Bank of America, N.A., as administrative agent, Bank of Montreal, as syndication agent and Toronto Dominion (Texas), Inc. and First Union National Bank, as documentation agents.

          "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the MLP or any ERISA Affiliate makes or is obligated to make contributions.

         "NET TANGIBLE ASSETS" means tangible assets of the MLP and its Subsidiaries (excluding the Unrestricted Subsidiaries) on a consolidated basis.

         "NOTE" means, a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT B.

         "OBLIGATIONS" means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "OPERATING PARTNERSHIP" has the meaning set forth in the introductory paragraph hereto, and with respect to such Person, includes its successors and assigns permitted hereby.

         "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "ORIGINAL REVOLVING COMMITMENT TERMINATION DATE" means January 28,
2003.

         "OUTSTANDING AMOUNT" means (i) with respect to Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "PARTICIPANT" has the meaning specified in SECTION 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA, and in respect of which any Borrower or any ERISA Affiliate is Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of (or if such plan were terminated would under Section 4069 of ERISA be deemed to be ) an "employer" as defined in Section 3(5) of ERISA at any time during the immediately preceding five plan years.

         "PERSON" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Borrower or any ERISA Affiliate.

         "PRO FORMA EBITDA" means, at the time of any determination thereof, without duplication, (a) Consolidated Net Income of the MLP and its consolidated Subsidiaries, plus, (b) to the extent actually deducted in determining such consolidated net income, Consolidated Interest Charges, income taxes, depreciation and amortization for the MLP and its consolidated Subsidiaries, for the preceding four quarters, (c) calculated on a pro forma basis (1) making adjustments for acquisitions of any Person or all or substantially all of the business or assets of any other Person or the operating division or business unit of any Person made during such four quarters, to the extent not reflected in such consolidated net income, and (2) including Total AFUDC (but not an amount of Total AFUDC in excess of 5% of Consolidated EBITDA of the MLP and its consolidated Subsidiaries for such four quarters).

         "PROJECT AFUDC" means, with respect to each corresponding regulated project designated by the MLP and as of the relevant date of determination,
(a) prior to the "into-service date", an amount equal to the product of (i) the cumulative, aggregate regulated capital expended as of the relevant date of determination with respect to such project MULTIPLIED BY (ii) the applicable annual AFUDC Rate, or (b) following its "into-service date", (X) for the first quarter following the "into-service date", (i) the product of the cumulative, aggregate regulated capital expended prior to the "into-service date" with respect to such project MULTIPLIED BY (ii) 75% of the applicable annual AFUDC Rate or, (Y) for the second quarter following the "into-service date", (i) the product of the cumulative, aggregate regulated capital expended prior to the "into-service date" with respect to such project MULTIPLIED BY (ii) 50% of the applicable annual AFUDC Rate or, (Z) for the third quarter following the "into-service date", (i) the product of the cumulative, aggregate regulated capital expended prior to the "into-service date" with respect to such project MULTIPLIED BY (ii) 25% of the applicable annual AFUDC Rate.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Commitments set forth opposite the name of such Lender on SCHEDULE 2.01, as such share may be adjusted as contemplated herein.

         "QUALIFYING SUBORDINATED INDEBTEDNESS" means Indebtedness of a Borrower or a Subsidiary owing to an Affiliate of a Borrower or a Subsidiary (in each case, other than an Unrestricted Subsidiary) provided that (i) such Indebtedness has a maturity date of at least six months subsequent to the Maturity Date, (ii) interest accruing on such Indebtedness is, at the option of the obligor thereof, payable not in cash but in additional Indebtedness of like tenor and term, (iii) no amortization of principal of such Indebtedness is scheduled prior to the Maturity Date in effect at the time of the incurrence of such Indebtedness and
(iv) such Indebtedness is expressly subordinated to the Obligations under the Loan Documents pursuant to a subordination in the form of Exhibit G hereto.

         "RATED BORROWER" means, at any time it is a Borrower, the MLP or any Subsidiary of the MLP which has a rating of its senior unsecured long term non-credit enhanced Indebtedness by either S&P or Moody's, in each case, from and after the effective date of any such rating.

         "REGISTER" has the meaning set forth in SECTION 10.07(c).

         "REPLACEMENT LENDERS" has the meaning specified in SECTION
2.01(b)(iii).

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "REQUIRED LENDERS" means, as of any date of determination, Lenders whose Voting Percentages aggregate to more than 50%.

         "RESPONSIBLE OFFICER" means the president, chief financial officer, chief accountant, controller, treasurer, assistant treasurer, secretary or assistant secretary of a Loan Party.

         "RESTRICTIVE AGREEMENT" has the meaning set forth in SECTION 6.14(i).

         "REVOLVING COMMITMENT" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to SECTION 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

         "REVOLVING COMMITMENT TERMINATION DATE" shall mean the earliest of:

         (a) the Original Revolving Commitment Termination Date, or such other later date as may result from any extension requested by Borrower and consented to by the Lenders pursuant to SECTION 2.01(b);

         (b) the date on which the Commitments are terminated in full or reduced to zero pursuant to SECTION 2.07; and

         (c) the date on which the Commitments are otherwise terminated in full and reduced to zero pursuant to the terms of SECTION 8.02.

         Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

         "REVOLVING LOAN" means an extension of credit by a Lender to a Borrower pursuant to SECTION 2.01(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the MLP and approved by the Required Lenders.

         "SENIOR INDENTURE" means that certain Indenture dated September 15, 1998 providing for the issuance of senior debt securities of the Operating Partnership, which indenture is between the Operating Partnership, as issuer, and JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as trustee.

         "SENIOR UNSECURED NOTES" means, collectively, the following: (a) the 7% senior notes due 2018 in the aggregate principal amount of $100,000,000 issued by the Operating Partnership pursuant to the Senior Indenture; (b) the 7 1/8% senior notes due 2028 in the aggregate principal amount of $100,000,000 issued by the Operating Partnership pursuant to the Senior Indenture; (c) the 7.9% senior notes due 2012 in the aggregate principal amount of $100,000,000 issued by the Operating Partnership pursuant to the Senior Indenture; and (d) such other senior unsecured notes issued by the Operating Partnership on or after the Closing Date and pursuant to the Senior Indenture.

         "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of a Borrower. Notwithstanding the foregoing or anything contained or referred to in any Loan Document to the contrary, no Unrestricted Subsidiary shall be deemed a Subsidiary of any Borrower for any purpose under any Loan Document.

         "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

         "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "SYNDICATION AGENT" means Bank of Montreal in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.

         "TERM LOAN" means an extension of credit by a Lender to a Borrower pursuant to SECTION 2.01(c).

         "THRESHOLD AMOUNT" means $25,000,000.

         "TOTAL AFUDC" means, as of the relevant date of determination, the sum of all Project AFUDC.

         "TYPE" means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNREIMBURSED AMOUNT" has the meaning set forth in SECTION 2.04(c)(i).

         "UNRESTRICTED SUBSIDIARIES" means any Subsidiary of the MLP or any Subsidiary that is designated to the Administrative Agent in writing by the MLP as an Unrestricted Subsidiary after the date hereof; PROVIDED, HOWEVER, that no Subsidiary shall be designated as an Unrestricted Subsidiary if, (i) on the effective date of designation, a Default or Event of Default has occurred and is continuing, (ii) the creation, formation or acquisition of such Subsidiary would not otherwise be permitted under SECTION 7.04 hereof, (iii) the creation, acquisition or formation of such Subsidiary would not be permitted under the Mortgage Note Agreements or any other material contract or agreement to which a Loan Party is a party, or (iv) such Subsidiary is a Loan Party or based on the financial statements most recently delivered pursuant to SECTION 6.01, or the good faith determination by the MLP, is a Material Subsidiary.

         "VOTING PERCENTAGE" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Loans, PLUS (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; PROVIDED, HOWEVER, that if any Lender has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero percent (0%), and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans, and L/C Advances, as the case may be.

         1.02 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "HEREIN" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                  (iii) The term "INCLUDING" is by way of example and not limitation.

                  (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

                  (v) The verb "CONTINUE", and its usage in correlative forms, with reference to a Default or an Event of Default, shall mean that such Default or Event of Default has occurred and continues and, if applicable, after the passage of the applicable notice or cure period continues uncured, unwaived or otherwise unremedied, or with respect to the event or circumstance giving rise thereto, and after the passage of the applicable notice or cure period, continues uncured, unwaived or otherwise unremedied.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

         (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to documents (including the Loan Documents) shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 LOANS.

         (a) REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to any one or more of the Borrowers from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date, in an aggregate amount for all Revolving Loans to all Borrowers not to exceed at any time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this SECTION 2.01(a), prepay under SECTION 2.06, and reborrow under this SECTION 2.01(a). Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (b) EXTENSION OF REVOLVING COMMITMENT TERMINATION DATE AND OF REVOLVING COMMITMENTS.

                  (i) Subject to the other provisions of this Agreement and provided that no Event of Default has occurred and is continuing, the total Revolving Commitments shall be effective for an initial period from the Closing Date to the Original Revolving Commitment Termination Date; PROVIDED that the Revolving Commitment Termination Date, and concomitantly the total Revolving Commitments, may be extended for successive 364-day periods expiring on the date which is 364-days from the then scheduled Revolving Commitment Termination Date. If the MLP shall request in an Annual Certificate of Extension delivered to the Administrative Agent at least 30 days, but no more than 60 days, prior to the then scheduled Revolving Commitment Termination Date that the Revolving Commitment Termination Date be extended for 364-days from the then scheduled Revolving Commitment Termination Date, then the Administrative Agent shall promptly notify each Lender of such request and each Lender shall notify the Administrative Agent, no later than 15 days after such Lender's receipt of such notice from the Administrative Agent, whether such Lender, in the exercise of its sole discretion, will extend the Revolving Commitment Termination Date for such 364-day period. Any Lender which shall not timely notify the Administrative Agent that it will extend the Revolving Commitment Termination Date shall be deemed not to have agreed to extend the Revolving Commitment Termination Date. No Lender shall have any obligation whatsoever to agree to extend the Revolving Commitment Termination Date. Any agreement to extend the Revolving Commitment Termination Date by any Lender shall be irrevocable upon receipt by the Administrative Agent of written notification to that effect, except as provided in clause (iii) of this Section.

                  (ii) If all Lenders notify the Administrative Agent pursuant to clause (i) of this SECTION 2.01(b) of their agreement to extend the Revolving Commitment Termination Date, then the Administrative Agent shall so notify each Lender and the Borrowers, and such extension shall be effective without other or further action by any party hereto for such additional 364-day period.

                  (iii) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Revolving Commitment Termination Date (such Lenders agreeing to extend the Revolving Commitment Termination Date herein called the "ACCEPTING LENDERS") and if one or more Lenders shall notify, or be deemed to notify, the Administrative Agent pursuant to clause (i) of this SECTION 2.01(b) that they will not extend the then scheduled Revolving Commitment Termination Date (such Lenders herein called the "DECLINING LENDERS"), then (A) the Administrative Agent shall promptly so notify the Borrowers and the Accepting Lenders, (B) the Accepting Lenders shall, upon the MLP's election to extend the then scheduled Revolving Commitment Termination Date in accordance with clause (A) or (B) below, extend the then scheduled Revolving Commitment Termination Date, and
         (C) MLP shall, pursuant to a notice delivered to the Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause (i) of this SECTION 2.01(b) to approve or disapprove the requested extension of the total Revolving Commitments, either:

                           (A) elect to extend the Revolving Commitment
                  Termination Date with respect to the Accepting Lenders and terminate the Revolving Commitments and obligations of the Declining Lenders, which termination shall become effective on the date which would have been the Revolving Commitment Termination Date except for the operation of this Section. On such date, (x) MLP shall deliver a notice of the effectiveness of such termination to the Administrative Agent for delivery to the Declining Lenders and (y) the Borrowers shall pay in full in immediately available funds all Obligations of the Borrowers owing to the Declining Lenders, including any amounts required pursuant to ARTICLE III, and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes, other than for purposes of ARTICLE III and
                  SECTION 10.05, and shall cease to have any obligations or any Commitment hereunder, other than to the Agents pursuant to
                  ARTICLE IX, and the Administrative Agent shall promptly notify the Accepting Lenders and the Borrowers of the new Commitments provided such Declining Lenders shall have the benefit of all provisions expressly provided to survive hereunder; or

                           (B) elect to extend the Revolving Commitment
                  Termination Date with respect to the Accepting Lenders and, prior to or no later than the then scheduled Revolving Commitment Termination Date, (A) to replace one or more of the Declining Lenders with another lender or lenders reasonably acceptable to the Administrative Agent (such lenders herein called the "REPLACEMENT LENDERS") and (B) the Borrowers shall pay in full in immediately available funds all Obligations of the Borrowers owing to any Declining Lenders which are not being replaced, as provided in clause (A) above; provided that
                  (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender's rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender and the Borrowers shall pay to the Declining Lender any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender's Loans and Commitments hereunder, and (y) upon the payment of such amounts referred to in clause(x) and the execution of an Assignment and Acceptance by such Replacement Lender and such Declining Lender, such Replacement Lender shall constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender (other than for purposes of ARTICLE III and SECTION 10.05), and shall no longer have any obligations hereunder, other than to the Agents pursuant to ARTICLE IX provided such Declining Lenders shall have the benefit of all provisions expressly provided to survive hereunder-; or

                           (C) elect to revoke and cancel the extension request
                  in such Annual Certificate of Extension by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause
                  (i) of this SECTION 2.01(b), to approve or disapprove the requested extension of the Revolving Commitment Termination Date, and concomitantly the total Commitments.

                  (iv) If Lenders constituting at least the Required Lenders do not agree to extend the Revolving Commitment Termination Date pursuant to the Annual Certificate of Extension, the Administrative Agent shall notify each Lender and the Borrowers that no such extension specified therein shall be effective.

If MLP fails to timely provide the election notice referred to in this clause
(iii), the Borrowers shall be deemed to have revoked and cancelled the extension request in the Annual Certificate of Extension and to have elected not to extend the Revolving Commitment Termination Date.

         (c) TERM LOANS. On the Revolving Commitment Termination Date (unless such date shall occur as a result of clause (c) of the definition thereof) and upon the receipt by the Administrative Agent of a Loan Notice from the MLP, which Loan Notice shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the Revolving Commitment Termination Date, each Lender will make one Term Loan to the Borrowers up to but not exceeding the amount of the Revolving Commitments in effect immediately prior to the termination of the Revolving Commitments on the Revolving Commitment Termination Date, as such amount may be reduced from time to time in accordance with this Agreement. No amounts paid or prepaid with respect to the Term Loan may be reborrowed. Eurodollar Rate Loans for which the Interest Period shall not have terminated as of the Revolving Commitment Termination Date shall be continued as Eurodollar Rate Loans for the applicable Interest Period and Base Rate Loans shall be continued as Base Rate Loans after the Revolving Commitment Termination Date, in each case subject to further elections pursuant to SECTION 2.02. Any principal repayments received on the Revolving Commitment Termination Date for Revolving Loans not converted into Term Loans shall be applied first to Base Rate Loans and, after Base Rate Loans have been paid in full, to Eurodollar Rate Loans, unless MLP shall have otherwise instructed the Administrative Agent in writing. Upon a Lender making such Term Loan, its Term Commitment shall terminate and it shall have no further Revolving Commitment to make Revolving Loans or Term Commitment to make Term Loans.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing (other than an L/C Borrowing), each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the relevant Borrower's irrevocable notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate

Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) the identity of the relevant Borrower and whether the relevant Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower; PROVIDED, HOWEVER, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, FIRST, to the payment in full of any such L/C Borrowings, and SECOND, to the relevant Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted to Base Rate Loans at the end of the respective Interest Periods therefor, if at the end of such periods, a Default or an Event of Default is then in existence.

         (d) The Administrative Agent shall promptly notify the relevant Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the relevant

Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Loans.

         2.03 INTENTIONALLY BLANK.

         2.04 LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any one of the Borrowers, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any one of the Borrowers; PROVIDED that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) the expiry date of such requested Letter of
                  Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer; or

                           (E) such Letter of Credit is in a face amount less
                  than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of any other type of Letter of Credit, or is to be denominated in a currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of one of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the relevant Borrower or Borrowers. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
         (B) the proposed date of amendment thereof (which shall be a Business
         Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from one or more of the Borrowers and, if not, the L/C Issuer will provide the Administrative

         Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

                  (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the relevant Borrower or Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower that requested the issuance of such Letter of Credit and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), such requesting Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If such Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and such Lender's Pro Rata Share thereof. In such event, such Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.04(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon receipt of any notice pursuant to SECTION 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent if such notice is received by 12:00 noon on such day and otherwise by 1:00 p.m. on the next Business Day, whereupon, subject to the provisions of SECTION 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate

         Loan to the relevant Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully paid by a Borrowing of Base Rate Loans because the conditions set forth in SECTION 4.02 cannot be satisfied or for any other reason, such owing Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so paid, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.04.

                  (iv) Until each Lender funds its Base Rate Loan pursuant to clause (ii),or L/C Advance pursuant to clause (iii), of this SECTION 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Base Rate Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) REPAYMENT OF L/C ADVANCES.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's Base Rate Loan in accordance with SECTION 2.04(c)(ii) or its L/C Advance in respect of such payment in accordance with SECTION 2.04(c)(iii), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect and such payments shall constitute L/C Advances hereunder with respect to such Lenders.

         (e) OBLIGATIONS ABSOLUTE. The obligation of the requesting Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit that it has requested to be issued, and to repay each such L/C Borrowing and each drawing under a Letter of Credit that is paid by a corresponding Borrowing of Loans or L/C Advances, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower, except for the gross negligence, willful misconduct or violation of Law by the L/C Issuer in connection with its payment of a Letter of Credit.

         Each Borrower shall promptly examine a copy of each Letter of Credit that is has requested to be issued and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower shall immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is immediately given as aforesaid.

         (f) ROLE OF L/C ISSUER. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or violation of Law; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of SECTION 2.04(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, such Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct, gross negligence or violation of Law or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and until such borrowing has been reimbursed or otherwise paid (including pursuant to a Borrowing), or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the MLP shall, upon the Administrative Agent's request, immediately Cash Collateralize the then Outstanding Amount of all such L/C Obligations (in an amount equal to such Outstanding Amount). Each of the Borrowers hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on its interest in such Cash Collateral to secure the outstanding and unpaid amount of a L/C Borrowing or Letter of Credit remaining outstanding as of the Letter of Credit Expiration Date, in each case as referred to in clause (i) or (ii) of this Section; PROVIDED that when such amount shall no longer be outstanding and unpaid, such Cash Collateral shall be released from such Lien and returned to the MLP. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to it.

         (h) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the L/C Issuer and the MLP with the consent of the Required Lenders when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including, to the extent it is applicable, the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) LETTER OF CREDIT FEES. The Borrower requesting the issuance of a Letter of Credit shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued at its request equal to the Applicable Rate for Letters of Credit multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower requesting the issuance of a Letter of Credit shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued at its request, as provided in the Agent/Arranger Fee Letter, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower requesting the issuance of a Letter of Credit shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued at its request as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.05 DESIGNATION OF ADDITIONAL BORROWER.

         Prior to the Revolving Commitment Termination Date, the MLP shall have the right to designate any Material Subsidiary as an additional Borrower hereunder by notifying the Administrative Agent and the Lenders in writing of such designation. Upon execution and delivery to the Administrative Agent of instruments, documents and opinions of the type described in clauses (i), (ii),
(v), (vi), (vii), (viii) and (x) of Section 4.01(a) with respect to such additional Borrower in form and substance satisfactory to the Administrative Agent, and provided that no Default or Event of Default shall have occurred and be continuing, such Material Subsidiary shall become a Borrower hereunder with all rights and all obligations as if it were a Borrower on the date hereof.

         2.06 PREPAYMENTS.

         (a) The Borrowers, or any one of them, may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, the Borrower to whom such Loan was made shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
SECTION 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Commitments then in effect, the Borrower or Borrowers (as applicable) shall immediately prepay their respective Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         2.07 REDUCTION OR TERMINATION OF COMMITMENTS. The MLP may, upon notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than

11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees and utilization fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

         2.08 REPAYMENT OF LOANS.

         Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date which were made to it.

         2.09 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate.

         (b) In the event any amount due hereunder or under any other Loan Document (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrowers shall pay interest on such unpaid amount (including, without limitation, interest on interest) at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10 FEES.

         In addition to certain fees described in subsections (i) and (j) of
SECTION 2.04:

         (a) FACILITY FEE. The MLP shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate multiplied by the actual daily amount of the Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in
ARTICLE IV is not met.

         (b) UTILIZATION FEE. The MLP shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Applicable Rate multiplied by the actual daily aggregate Outstanding Amount of Loans and L/C Obligations for each day that such aggregate Outstanding Amount together with the aggregate Outstanding Amount (as such term is defined in the Multi-Year Credit Agreement) under the Multi-Year Credit Agreement exceeds 33-1/3% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in
ARTICLE IV is not met.

         (c) ARRANGEMENT AND AGENCY FEES. The MLP shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated November 13, 2001 (the "AGENT/ARRANGER FEE LETTER"), between the MLP, the Arrangers, the Bank of Montreal and the Administrative Agent.

         2.11 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.12 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall be presumed to be prima facie evidence of such matters absent manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.13 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) FIRST, toward costs and expenses (including Attorney Costs and amounts payable under ARTICLE III) incurred by the Administrative Agent and each Lender, (ii) SECOND, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) THIRD, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless any Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower that received such Loan, and such Borrower shall pay (subject to its recoupment rights from and remedies against such defaulting Lender of any breakage costs paid by such Borrower when repaying such amount) such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by any of the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender each receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, such Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by it under any Loan Document or from its execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document to which it is a party (hereinafter referred to as "OTHER TAXES").

         (c) If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to which it is a party to the Administrative Agent or any Lender, such Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) In respect to related Obligations owed by it, each Borrower agrees to indemnify the Administrative Agent, the L/C Issuer and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, the L/C Issuer and such Lender, (ii) amounts payable under SECTION 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor which demand shall be accompanied by a certificate setting forth in reasonable detail the amounts demanded, the basis therefor and the calculations in respect thereto.

         3.02 ILLEGALITY. If any Lender determines that any Law enacted, construed or announced after the Closing Date has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay interest on the amount so prepaid or converted. If any such Law, or change therein, shall only affect a portion of such Lender's obligations under this Agreement which is, in the opinion of such Lender and the Administrative Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Administrative Agent, the other Lenders or the Borrower, such Lender shall only declare its obligations under that portion so terminated. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrowers and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may, without liability for any attendant breakage costs, revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of, or any change in, or in the interpretation of, any Law, in each case on or after the Closing Date, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by
SECTION 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrowers jointly and severally shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Borrowers shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         (d) Each Lender agrees that it will not claim, and that it shall not be entitled to claim, from any Loan Party the payment of any of the amounts referred to in this SECTION 3.04 (i) if it is not generally claiming similar compensation from its other similar customers in similar circumstances and (ii) unless the relevant introduction or change affects all banks and other financial institutions substantially similar to such Lender having regard to the size, business activities and regulatory capital of such banks and other financial institutions, but excluding differences based solely on the residency of Persons controlling such banks or other financial institutions. In addition, each Lender shall use its reasonable efforts to reduce the amount it requests pursuant to
SECTION 3.04, including using its reasonable efforts to not assign or transfer any Loan to any Person if such assignment or transfer would or would be likely to increase the amount of such amounts payable; PROVIDED, HOWEVER, such Lender shall have no obligation to take or omit to take any action that such Lender in its good faith judgment believes would be disadvantageous to it. Each amount required to be paid to any Lender pursuant to this SECTION 3.04 shall be accompanied by a certificate of the requisite Lender setting forth in reasonable detail the amount owed, the basis therefor and the calculations in respect thereto.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time (which demand shall be accompanied by a certificate of such demanding Lender setting forth in reasonable detail the amount demanded, the bases therefor and the calculations in respect thereto), the Borrower to whom the subject Loan was made shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan made to such Borrower other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan made to such Borrower other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period as a result of a request by a Borrower pursuant to SECTION 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by a Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and such other information as otherwise specified in this ARTICLE III shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods customarily used by it in comparable circumstances.

         (b) Upon any Lender's making a claim for compensation under SECTION
3.01 or 3.04, the Borrower may remove or replace such Lender in accordance with
SECTION 10.16.

         3.07 SURVIVAL. All of the Borrowers' obligations under this ARTICLE III shall survive termination of the Commitments and payment in full of all the other Obligations.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) or (vi) below with respect to which the Borrowers have given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

                  (i) executed counterparts of this Agreement and each Guarantee, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

                  (ii) Notes executed by each of the Borrowers in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

                  (iii) INTENTIONALLY BLANK.

                  (iv) copies, certified by the General Partner on behalf of the Operating Partnership as being true, correct and complete of the Mortgage Note Agreements, including any amendments or modifications thereto necessary to permit the Loan Parties to enter into this Agreement and the other Loan Documents, and the Senior Indenture;

                  (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party or its general partner as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (vi) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

                  (vii) a certificate signed by a Responsible Officer of each Borrower or its general partner certifying (A) that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect, (C) the current Debt Ratings and (D) the properties of the Loan Parties are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate;

                  (viii) an opinion of counsel to each Loan Party substantially in the form of EXHIBIT F;

                  (ix) evidence that the Existing Credit Facility has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Facility have been or concurrently with the Closing Date are being released; and

                  (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS

         The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrowers contained in
ARTICLE V, or which are contained in any Loan Document furnished by any Borrower at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants as set forth below:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

         (a) The General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and is in good standing as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, which jurisdictions, as of the Closing Date, are the States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota, Wisconsin and Texas.

         (b) The MLP is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign

Person in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the General Partner is the sole general partner of, and owns a 1.0% general partner interest in, the MLP. As of the Closing Date, the MLP does not have any Subsidiaries or Unrestricted Subsidiaries or own any equity interests in any Person other than those Subsidiaries and Unrestricted Subsidiaries and equity interests of the type listed in SCHEDULE 5.13 hereto.

         (c) The Operating Partnership is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, which jurisdictions, as of the Closing Date, are the States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota, Wisconsin and Texas. As of the Closing Date, the Operating Partnership's sole general partner is the General Partner, which owns a 1.0101% general partner interest in the Operating Partnership, and the only limited partner of the Operating Partnership is the MLP, which owns a 98.9899% limited partner interest in the Operating Partnership. As of the Closing Date, the Operating Partnership does not have any Subsidiaries or Unrestricted Subsidiaries or own any equity interests in any Person, other than those Subsidiaries and Unrestricted Subsidiaries and equity interests of the types listed in SCHEDULE 5.13 hereto.

         (d) Each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

         (e) INTENTIONALLY BLANK.

         (f) Each Loan Party is in compliance with all Laws, except in each case referred to in clause (d) or this clause (f), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of such Person's Organization Documents, (b) result in any breach of, constitute a default under, or require, pursuant to the express provisions thereof, the creation of any consensual Lien on the properties of such Loan Party under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, or (c) violate any Law on applicable to it, in each case with respect to the preceding clauses (a) through (c), which would reasonably be expected to have a Material Adverse Effect.

         5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required to be obtained or made by any Loan Party by any material statutory law or regulation applicable to it as a condition to the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document.

         5.04 BINDING EFFECT.

         This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the MLP and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) together with the footnotes thereto, reflect all material indebtedness and other liabilities, direct or contingent, of the MLP and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

         (b) Since the date of the Audited Financial Statements to the Closing Date, there has been no event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect.

         5.06 LITIGATION. Except as specifically disclosed in SCHEDULE 5.06, and matters covered by insurance or indemnification agreements, as of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after investigation, overtly threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of the Borrowers' respective Subsidiaries or Unrestricted Subsidiaries or against any of their properties or revenues of which there is a reasonable possibility of a determination adverse to such Person and which if determined adversely, could have a Material Adverse Effect.

         5.07 NO DEFAULT. No Loan Party is in default under any Contractual Obligation which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each Loan Party has good and defeasible title to, or valid leasehold interests in, all material property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. There is no Lien on any property of any Loan Party, other than Liens permitted by SECTION 7.01.

         5.09 ENVIRONMENTAL COMPLIANCE. The Loan Parties conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed in SCHEDULE 5.09, they: (a) to the best of their knowledge, are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) to the best of their knowledge, are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or that may lead to claim for cleanup costs, remedial work, reclamation, conservation, damage to natural resources or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) to the best of their knowledge, are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release or Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and
(f) possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Borrowers and their respective Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers or their respective Subsidiaries operate.

         5.11 TAXES. The Borrowers and their Subsidiaries and Unrestricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon the Borrowers or their Subsidiaries or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. No Borrower has actual knowledge of any overtly proposed tax assessment against it or any of its Subsidiaries or Unrestricted Subsidiaries that would, if made, have a Material Adverse Effect.


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

         5.12 ERISA COMPLIANCE.

         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

         5.13 SUBSIDIARIES.

         As of the Closing Date, the Borrowers have no Subsidiaries, Material Subsidiaries or Unrestricted Subsidiaries other than those specifically disclosed in Part (a) of SCHEDULE 5.13 and own no equity interests in any other Person other than those specifically disclosed in Part(b) of SCHEDULE 5.13.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) No Borrower is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Loan Parties, any Person directly or indirectly controlling any of the Loan Parties, other than Enbridge Inc., or any Subsidiary
(i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document, when so made (or if dated or otherwise specified therein, as of such date), or furnished to the Administrative Agent, the L/C Issuer or any Lender by or at the direction of any Loan Party in connection with any Loan Document, when so furnished (or if dated or otherwise specified therein, as of such date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, 6.03 and 6.11) cause each Loan Party and each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:


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

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the MLP, a consolidated balance sheet of the MLP and its Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the MLP and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the MLP, a consolidated balance sheet of the MLP and its Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the MLP's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the MLP as fairly presenting the financial condition, results of operations and cash flows of the MLP and its Subsidiaries and Unrestricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a certificate of its independent certified public accountants certifying such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the MLP and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof;

         (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of such Borrower;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the unit holders of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP has filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, in each case, (i) which are not confidential in nature, as permitted by applicable Laws, as required by contractual restrictions not entered into in contemplation of this SECTION 6.02(c), as permitted by recognized principles of privilege or as otherwise determined in good faith by the MLP, and (ii) which are not publicly available on the United States Securities and Exchange Commission's Electronic Data Gathering, Analysis and

Retrieval System (or "EDGAR") or other similar publicly accessible sources of which a Borrower provides written notice to the Administrative Agent and the Lenders; and

         (d) promptly, such additional information regarding the business, financial or partnership affairs of each Borrower or any Subsidiary or Unrestricted Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         6.03 NOTICES.

         Promptly notify the Administrative Agent and each Lender within 5 Business Days after actual knowledge thereof by any Responsible Officer of a
Borrower:

         (a) of the occurrence of any Default or Event of Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of any litigation, investigation or proceeding affecting any Loan Party which is reasonably likely to be adversely determined, and if determined adversely, to any Loan Party, could reasonably be expected to result in liability to a Loan Party in at an amount that exceeds, after giving effect to applicable in-force insurance and related third-party indemnity and similar agreements, the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

         (d) of the occurrence of any ERISA Event; and

         (e) of any announcement by Moody's or S&P of any change in a Debt
Rating.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of a Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party or Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the relevant Loan Party or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. Except in a transaction permitted by SECTION 7.04 or pursuant to statutory conversions to another form of entity as permitted by applicable Law, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and except where it will not have a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business and preserve or renew all of its registered patents, trademarks, trade names and service marks.

         6.06 MAINTENANCE OF PROPERTIES. Except where it will not have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. Maintain proper books of record and account necessary to prepare the financial statements required to be delivered pursuant to SECTION 6.01 in accordance with GAAP.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent, the L/C Issuer and each Lender, at their respective expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case, all at such reasonable times during normal business hours and as reasonably often as may be necessary, upon reasonable advance notice to the Borrowers and subject to compliance with applicable safety standards, with contractual or attorney-client privilege (as applicable) and non-disclosure agreements; PROVIDED, HOWEVER, that during an Event of Default, the Administrative Agent, the L/C Issuer or any Lender (or any of their respective representatives or independent contractors) may, without duplication of the efforts of the others, do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours.

         6.11 INTENTIONALLY BLANK.


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

         6.12 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes, including, payment of amounts owing in respect of the Existing Credit Facility, payment of amounts owing under any one or more bridge loans made by Enbridge Inc. or any of its Affiliates to the MLP for its use as part of the approximately $230 million consideration for its purchase of the East Texas system, and prepayments of principal, and to the extent that on a pro forma basis Borrowers shall be in compliance with SECTION 7.13, amounts owing under the Qualifying Subordinated Indebtedness, in each case to the extent not in violation of any Law or breach of any Loan Document (it being hereby agreed by the parties hereto that notwithstanding any provision to the contrary contained or referred to in any Loan Document, use of such proceeds for payments on the Existing Credit Facility or such bridge loans is not a breach of any Loan Document).

         6.13 GUARANTIES.

         (a) Cause each Subsidiary, upon becoming a Material Subsidiary, which has not previously executed and delivered to the Administrative Agent a Guarantee to execute and deliver to the Administrative Agent promptly, and in any event within five (5) Business Days following such Subsidiary's becoming a Material Subsidiary, (i) a Guarantee, together with a resolution of its board of directors or other governing body authorizing such Guarantee, (ii) a favorable opinion of counsel to such Guarantor in form and substance satisfactory to the Administrative Agent regarding the valid existence and good standing of such Subsidiary in its jurisdiction of incorporation or formation and its good standing in any jurisdiction in which it is qualified to do business, and to the effect that the execution and delivery of the Guarantee by such Subsidiary has been duly authorized by all necessary corporate or equivalent action and that the Guarantee constitutes the valid, legal and binding obligation of such Subsidiary, in each case, subject to related normal and customary qualifications and exceptions, which opinion may be rendered by counsel who is an employee of any Borrower or of any of their general partners and (iii) documentation of the type described in clauses (v), (vi), (vii) and (x) of SECTION 4.01(a).

         (b) Designate Subsidiaries which are not Guarantors (such Subsidiaries which are not Guarantors herein called "NON-GUARANTOR SUBSIDIARIES") or Material Subsidiaries as Material Subsidiaries and Guarantors on the date described in clause (ii) below and cause each such designated Guarantor and Material Subsidiary to execute and deliver a Guarantee, together with the other instruments described, and within the respective periods prescribed, in the preceding SECTION 6.13(a), to the Administrative Agent; PROVIDED that notwithstanding the foregoing provisions of SECTION 6.13(b), the Borrowers shall not be obligated to so designate Non-Guarantor Subsidiaries as Guarantors and Material Subsidiaries to the extent that as of such date, after giving effect to any such designation and delivery of Guaranties and other documents pursuant to
SECTION 6.13(b), Non-Guarantor Subsidiaries shall not (1) own more than 10% of the assets of the MLP and its consolidated Subsidiaries and Unrestricted Subsidiaries or (2) contribute more than 10% of Consolidated Net Income. For purposes of this SECTION 6.13, a Subsidiary will be deemed to have become a Material Subsidiary on the date, as applicable, as follows:

                  (i) on the date of its acquisition or formation, if after giving effect to such acquisition or formation, it constitutes a Material Subsidiary, as reasonably determined by the MLP and reasonably acceptable to the Administrative Agent; or

                  (ii) on the 75th day following the end of each of the first 3 fiscal quarters of the MLP or the 120th day following the end of each fiscal year of the MLP, as applicable, if (A) as of the immediately preceding quarter end or year end, as applicable, and based on the financial statements prepared for such ending quarterly or annual period, it constituted a Material Subsidiary, as reasonably determined by the MLP and reasonably acceptable to the Administrative Agent or (B) it is required to be designated as a Guarantor and Material Subsidiary pursuant to this SECTION 6.13(b).

         6.14 INCORPORATION OF CERTAIN MORE RESTRICTIVE FINANCIAL PROVISIONS. If the agreements governing any Indebtedness that is permitted to be created, incurred, assumed or permitted to exist pursuant to SECTION 7.03(a)(i) or 7.03(b) contain events of default relating to financial covenants or financial covenants that, in each case, are more restrictive than the covenants contained in SECTION 7.13 ("FINANCIAL RESTRICTIONS"), then

                  (i) promptly, and in any event within 30 days, following the creation, incurrence, assumption or permitting to exist such Indebtedness, any Borrower shall provide to the Administrative Agent and the Lenders notice of any such Financial Restrictions and copies of all agreements governing such Indebtedness that contain such Financial Restrictions ("RESTRICTIVE AGREEMENTS"), and

                  (ii) effective as of the date of the creation, incurrence, assumption or permitting to exist such Indebtedness, such Financial Restrictions (including any associated cure and notice periods provided therefore, and definitions and interpretive provisions from such Restrictive Agreements used in relation thereto), to the extent not inconsistent or in conflict with any express term hereof or any other Loan Document without regard to any such Financial Restriction, shall be deemed to have been incorporated herein by reference automatically without further action or notice on the part of any Person and shall be deemed a part of this Agreement for all purposes, including that
         Schedule 2 to the Compliance Certificate shall be deemed amended to include such Financial Restrictions; PROVIDED that in the event that the Restrictive Agreements are amended, terminated or otherwise modified in accordance with their terms to amend, suspend, terminate or otherwise modify such Financial Restrictions (including any associated cure and notice periods provided therefore, and definitions and interpretive provisions from such Restrictive Agreements used in relation thereto), then for purposes hereof and each other Loan Document such incorporated Financial Restrictions (including any associated cure and notice periods provided therefore, and definitions and interpretive provisions from such Restrictive Agreements used in relation thereto), to the extent not inconsistent or in conflict with any express term hereof or any other Loan Document without regard to any such Financial Restriction, shall be deemed automatically amended or otherwise modified to reflect such amendments or other modifications effective as the effective date of such amendments or other modifications, and, without altering the effective date of such amendments or other modifications, any

         Borrower shall promptly, and in any event within 30 Business Days following the date of such amendments or other modifications, provide copies of such amendments or other modifications to the Administrative Agent.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall it permit any Loan Party or Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a)      Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on SCHEDULE 7.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is not prohibited by SECTION 7.03, or if so prohibited, is permitted by SECTION 7.03(b);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (e) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) Liens incurred or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar charges or encumbrances which, in each case are granted, entered into or created in the ordinary course of business of such Person;

         (h) attachments or Liens securing judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 60 consecutive days during which execution is not effectively stayed;

         (i) Liens pursuant to any Mortgage or Mortgage Note Agreement or any "Security Document", as that term is defined in the Mortgage Note Agreement;

         (j) Liens on property not covered by any Mortgage securing obligations under Swap Contracts not exceeding at any time an aggregate amount for all such Liens equal to one percent (1%) of Net Tangible Assets;

         (k) Liens on (A) property or shares of equity interests of another Person at the time such other Person becomes a Subsidiary, or (B) property at the time any Loan Party or Subsidiary acquires such property, including any acquisition by means of merger or consolidation with or into such Loan Party or Subsidiary which is permitted by SECTION 7.04; PROVIDED (i) such Liens were not created in contemplation of the acquisition of such Person or such property,
(ii) such resultant Subsidiary, if it constitutes a Material Subsidiary, delivers, substantially contemporaneous with its acquisition, a Guarantee and other instruments and documents required to be delivered pursuant to SECTION 6.13, (iii) such Liens do not encumber property other than property owned by such Material Subsidiary or the property then acquired, at the time of its acquisition, (iv) the aggregate amount of Indebtedness secured thereby is permitted to be created, incurred, assumed or permitted to exist pursuant to
SECTION 7.03, and (v) the MLP shall have demonstrated in writing to the reasonable satisfaction of the Required Lenders that the secured Indebtedness created, incurred, assumed or permitted to exist referred to the preceding clause (iv) was permitted pursuant to SECTION 7.03;

         (l) Liens on property or assets of any Subsidiary (other than a Borrower) securing Indebtedness of such Subsidiary owing to a Borrower or a Guarantor; PROVIDED that the Operating Partnership may create Liens to secure any Indebtedness owed to the MLP.

         (m) other Liens PROVIDED that notwithstanding the foregoing, in no event will the aggregate amount of Indebtedness secured thereby exceed at any time an amount equal to 1% of Net Tangible Assets.

         7.02 INVESTMENTS. Purchase or otherwise acquire the capital stock or other equity of any other Person if such purchase or other acquisition violates the MLP's partnership agreement and after giving effect thereto, the Borrowers are not in compliance with SECTION 7.09.

         7.03 INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness, except that

         (a) the MLP may create, incur, assume or permit to exist Indebtedness if

                  (i) (A) after giving effect to such Indebtedness, (y) no Event of Default shall have occurred and be continuing and (z) the MLP shall be in compliance with SECTION 7.13 and (B) the agreements governing such Indebtedness do not contain terms, conditions, covenants or events of default that restrict, on terms materially more restrictive than provided in the Loan Documents, the ability of any Subsidiary or

         Borrower to (w) pay distributions or dividends to any Borrower or any Subsidiary on its capital stock or other equity or with respect to any other interest or participation in, or measured by, its profits, (x) to pay any amounts owed to any Borrower or any Subsidiary, (y) to make loans or advances to any Borrower or any Subsidiary or (z) to transfer any of its properties or assets to any Borrower or any Subsidiary (contractual provisions that restrict any of the foregoing abilities of any Borrower or any Subsidiary, other than restrictions existing under or by reason of (a) Indebtedness as in effect on the Closing Date, and the refinancings thereof, (b) applicable Laws, (c) instruments governing Indebtedness or capital stock or other equity of a Person or property acquired by a Borrower or a Subsidiary (except to the extent such Indebtedness was incurred in contemplation of such acquisition),
         (d) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business, (e) purchase money obligations for property acquired in the ordinary course of business or any future Liens that may be created or incurred not otherwise in breach of any Loan Document, (f) customary provisions in bona fide contracts for the sale of property or assets, and (g) provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business), (collectively referred to as the "INTERCOMPANY RESTRICTIONS"); or

                  (ii) such Indebtedness is Indebtedness of the MLP on the Closing Date and described in SCHEDULE 7.03(a);

and with respect to each of the foregoing Indebtedness, each extension, refinancing, renewal, replacement, defeasance or refunding, in whole or part, thereof, provided that no such Indebtedness is increased at the time of any such extension, refinancing, renewal, replacement, defeasance or refunding, other than by the additional amount of premium, if any, and accrued interest on such Indebtedness and reasonable expenses incurred in connection therewith;

         (b) any Subsidiary may create, incur, assume or permit to exist Indebtedness if after giving effect to such Indebtedness, the aggregate outstanding principal amount of Indebtedness of such Subsidiary does not exceed the greatest of:

                  (i) Indebtedness of such Subsidiary on the Closing Date and described in SCHEDULE 7.03(b),

                  (ii) if such Subsidiary is (A) a newly created or formed Subsidiary for the purpose of the acquisition of another Person or all or substantially all of the business or assets of any other Person or the operating division or business unit of any other Person, or (B) a Person that upon the consummation of its acquisition becomes a Subsidiary, then Indebtedness of any such Person which is in existence at the time it becomes a Subsidiary or Indebtedness with respect to all or substantially all of the business or assets of any other Person or the operating division or business unit of any Person which is in existence at the time it is acquired by such Subsidiary, as applicable, PROVIDED (x) such Indebtedness was not incurred in contemplation of the acquisition of such Person or such property, (y) the amount of such Indebtedness which is secured by Liens on property of such Person or on such acquired property does not exceed the Incremental EBITDA for such Person or with respect to such acquired property and (z) such Liens are permitted pursuant to SECTION 7.01,

                  (iii) if such Subsidiary is an existing operating Subsidiary at the time of each acquisition by it of any other Person or of all or substantially all of the business or assets of any other Person or the operating division or business unit of any other Person, then the sum of (y) Indebtedness of each such acquired Person which is in existence at the time it becomes a Subsidiary or Indebtedness with respect to each acquisition of all or substantially all of the business or assets of any other Person or the operating division or business unit of any Person which is in existence at the time it is acquired by a Subsidiary, as applicable, PROVIDED (A) no such Indebtedness was incurred in contemplation of the acquisition of such Person or such property, (B) the amount of such Indebtedness which is secured by Liens on property of such Person or on such acquired property does not exceed the Incremental EBITDA for such acquired Person or with respect to such acquired property and (C) such Liens are permitted pursuant to SECTION 7.01, and (z) Indebtedness of such Subsidiary on the Closing Date and described in SCHEDULE 7.03(b); and

                  (iv) in the case of a Subsidiary regulated by the Federal Energy Regulatory Commission or any other governmental utility regulatory body, 60% of the capitalization of such Subsidiary as reflected on the financial statements most-recently delivered pursuant to SECTION 6.01 hereof;

PROVIDED that no governing agreement with respect to any Indebtedness otherwise permitted by this SECTION 7.03(b) contains Intercompany Restrictions, and PROVIDED FURTHER, with respect to the foregoing, each extension, refinancing, renewal, replacement, defeasance or refunding, in whole or part, thereof, PROVIDED, that no such indebtedness is increased at the time of any such extension, refinancing, renewal, replacement, defeasance or refunding, other than by the additional amount of premium, if any, and accrued interest on such Indebtedness and reasonable expenses incurred in connection therewith;

         (c) (i) any Subsidiary may create, incur, assume or permit to exist any Indebtedness to, or in favor of, the MLP or any other Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary, and (ii) the MLP may create, incur, assume or permit to exist any Indebtedness to, or in favor of, any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary;

         (d) any Loan Party or Subsidiary may create, incur, assume or permit to exist any Indebtedness secured by Liens on its or any of their property, PROVIDED that the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this SECTION 7.03(d) does not exceed an amount equal to 1% of the Net Tangible Assets as reflected in the financial statements most-recently delivered pursuant to SECTION 6.01, and with respect to the foregoing, each extension, refinancing, renewal, replacement, defeasance or refunding, in whole or part, thereof, PROVIDED that no such Indebtedness is increased at the time of any such extension, refinancing, renewal, replacement, defeasance or refunding, other than by the additional amount of premium, if any, and accrued interest on such Indebtedness and reasonable expenses incurred in connection therewith;


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         (e) any Borrower or any Subsidiary may create, incur, assume or permit to exist any Indebtedness that constitutes Qualifying Subordinated Indebtedness; and

         (f) Indebtedness hereunder or under any other Loan Document;

and for purposes of determining compliance with this SECTION 7.03, if an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted above, the MLP will, it its discretion, classify (or later classify) in whole or in part such item of Indebtedness in any manner that complies with this SECTION 7.03, and such item of Indebtedness or a portion thereof may be classified (or later upon written notice to the Administrative Agent reclassified) in whole or in part as having been incurred under more than one of the applicable clauses above.

         7.04 MERGERS; SALE OF ASSETS. No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease (as a lessor) or otherwise dispose of (in one transaction or in a series of related transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of its Subsidiaries (in each case, whether now owned or hereafter acquired), unless:
(i) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (ii) if a Loan Party is involved in any such transaction, such Loan Party is the surviving or resultant entity or the recipient of any such sale, transfer, lease or other disposition of assets, and if any other Loan Party is involved in any such transaction a Loan Party is the surviving or resultant entity or the recipient of any such sale, transfer, lease or other disposition of assets; PROVIDED, HOWEVER, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this SECTION
7.04 have the effect of releasing any Loan Party from any of its obligations and liabilities under this Agreement.

         7.05 INTENTIONALLY BLANK.

         7.06 INTENTIONALLY BLANK.

         7.07 DISTRIBUTIONS. During the existence of a Default which would become an Event of Default under clause (a), (f), (g) of SECTION 8.01 or a Default under SECTION 8.01(b) or (c) as a result of a breach of SECTION 7.13 or an Event of Default, the MLP will not declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in the MLP or apply any of its funds, property or assets to the purchase of any partnership interests in the MLP; PROVIDED that if the MLP has declared a Distribution when no Default which would become an Event of Default under clause
(a), (f), (g) of SECTION 8.01 or a Default under SECTION 8.01(b) or (c) as a result of a breach of SECTION 7.13 or Event of Default exists, it shall be permitted to pay that Distribution even if such Default or Event of Default exists on the corresponding payment date unless on such payment date and prior to the making of such Distribution, the MLP has knowledge that the maturity of all outstanding Obligations has been accelerated pursuant to SECTION 8.02.

         7.08 ERISA. Except where no Material Adverse Effect could reasonably be expected to occur, the MLP will not, and will not cause or permit any other Loan Party to, permit any of the events or circumstances described in SECTION 5.12 to exist or occur.


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         7.09 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by any of the Borrowers and their Subsidiaries on the date hereof or, if substantially different therefrom, not permitted by the MLP's partnership agreement.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any material transaction with any Affiliate of any Borrower except upon fair and reasonable terms that are no less favorable than those which might be obtained in arm's-length transactions with a Person that is not an Affiliate; provided, that such limitations shall not apply to any transaction among one or more Loan Parties, the General Partner and/or their Subsidiaries or to subordinated loans (including Qualifying Subordinated Indebtedness) from an Affiliate to a Loan Party; provided, that notwithstanding the foregoing, no Borrower or Subsidiary shall purchase or prepay any Qualifying Subordinated Indebtedness unless after giving effect to such purchase or payment, the MLP is in compliance with SECTION
7.13 and will not result in a Default or an Event of Default.

         7.11 BURDENSOME AGREEMENTS. Enter into any material Contractual Obligation that by its express terms prohibits any Borrower or any Subsidiary or Unrestricted Subsidiary to create, incur, assume or suffer to exist Liens on any material property of such Person to secure the Obligations. No Loan Party will, nor will it permit any of its Material Subsidiaries to, enter into any agreement restricting the ability of any Material Subsidiary to make any payments, directly or indirectly, to a Loan Party by way of distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to a Loan Party or to guarantee Indebtedness of a Loan Party.

         7.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.13 CONSOLIDATED LEVERAGE RATIO. As of the end of each applicable four-quarter period, the MLP shall maintain a ratio of Consolidated Funded Debt to Pro Forma EBITDA of no greater than (a) during the period from the date hereof through June 30, 2003, 5.00 to 1.00 and (b) thereafter, 4.75 to 1.00; PROVIDED, that if at the end of any such applicable four-quarter period, the MLP shall not have maintained such ratio, the MLP will have a period of 30 days following the later of the date a Responsible Officer of the MLP has knowledge that such ratio has not been satisfied at the end of such period and 30 days following the end of such period, to cure such failure on a pro forma basis by obtaining an equity contribution which qualifies as equity under GAAP in a sufficient amount that had the MLP had such additional equity at the end of such applicable four-quarter period, the MLP would have been in compliance with this
SECTION 7.13 for such four-quarter period and, if the MLP obtains such equity during such period but in no event shall such period end later than 60 days following the end of the corresponding ending four-quarter period, then it will be deemed to be in compliance with this SECTION 7.13 for such four-quarter period.


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         7.14 DEBT RATING. No Rated Borrower shall have a rating of its senior unsecured non-credit enhanced long term Indebtedness of lower than Baa3 by Moody's or BBB- by S&P, or the respective equivalent rating thereof.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) NON-PAYMENT. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility, utilization or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

         (b) SPECIFIC COVENANTS. The MLP shall fail to comply with SECTION 7.13 or any Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.03 or 6.12 or ARTICLE VII (other than SECTION 7.13); or

         (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed, and such failure or refusal continues for 30 days after the earlier of (i) such Loan Party obtaining knowledge of such failure or refusal and (ii) such Loan Party being notified of such failure or refusal by the Administrative Agent, the L/C Issuer or any Lender; PROVIDED, that notwithstanding the foregoing 30 days, with respect to any Financial Restrictions incorporated by reference in this Agreement pursuant to SECTION 6.14, the cure period, if any, applicable to such Financial Restrictions shall be the relevant number of days of the relevant incorporated default; or

         (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered by it in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made.

         (e) CROSS-DEFAULT. (i) Any Borrower, any Guarantor, or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or the beneficiary or beneficiaries of any applicable Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required,


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such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower, any Guarantor, or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower, any Guarantor, or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower, such Guarantor, or such Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary as a result thereof is greater than the Threshold Amount; or

         (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) INABILITY TO PAY DEBTS. Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due as provided in Title 11 of the United States Bankruptcy Code; or

         (h) JUDGMENTS. There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage and third-party indemnity or similar agreements), and either such Loan Party fails (A) to have discharged, within 60 days after its commencement, any related attachment, sequestration or similar proceeding against its material assets or (B) to pay any money judgment against it within 10 days before the date on which any of its assets may be lawfully sold to satisfy that judgment; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the MLP or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or


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satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party or any other Material Subsidiary denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) CHANGE OF CONTROL. There occurs any Change of Control.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is then continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

         (c) require that the respective Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) or (g) of SECTION 8.01 with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the respective Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the L/C Issuer or any Lender.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably (subject to SECTION 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor


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shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; PROVIDED, HOWEVER, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.


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

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile or telex, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
ARTICLE VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have


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disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries and, as applicable, Unrestricted Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from any such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and


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

without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE IX and SECTIONS 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 OTHER AGENTS; LEAD ARRANGERS, ETC. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "lead arranger" or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or


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any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrowers, and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02), except for any such extension made in accordance with SECTION 2.15;

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

         (e) change the Pro Rata Share or Voting Percentage of any Lender;

         (f) amend this Section, or SECTION 2.14, or any provision herein providing for consent or other action by all the Lenders; or

         (g) release any Guarantor from its Guarantee except as expressly permitted pursuant to the terms of any Loan Document;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.


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         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on SCHEDULE 10.02; or, in the case of any Borrower, the Administrative Agent or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent, and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on SCHEDULE 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices if immediately followed by a corresponding Loan Notice in writing) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The notifying Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower.


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         10.03        NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent or the L/C Issuer to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrowers agree jointly and severally (a) to pay or reimburse the Administrative Agent and the L/C Issuer for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent, the L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent or the L/C Issuer, as the case may be, and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the L/C Issuer or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWERS. Whether or not the transactions contemplated hereby are consummated, the Borrowers jointly and severally agree to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the L\C Issuer or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors;
(b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and


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(d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence, violation of law, breach under any Loan Document or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.06 PAYMENTS SET ASIDE.

         To the extent that any Borrower makes a payment to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the L/C Issuer, as the case may be, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the L/C Issuer, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); PROVIDED that (i) with respect to each assignment made to any Person described at clause (c) in the defined term "Eligible Assignee", the Assignee Conditions shall be satisfied, (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or

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an Affiliate of a Lender or an Approved Fund with respect to a Lender, in each case which constitutes an Eligible Assignee, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and the L/C Issuer and, so long as no Event of Default has occurred and is continuing, the Borrowers, otherwise consent (each such consent not to be unreasonably withheld or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section and compliance with the Assignee Conditions, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.07, 10.04 and 10.05). Upon request, each applicable Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer (other than any assignment as security to a Federal Reserve Bank) by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the L/C Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or prior notice to, the Borrowers, the L/C Issuer or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the


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Borrowers, the Administrative Agent, the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guarantee except as permitted pursuant to the terms of any Loan Document. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.14 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
SECTION 10.15 as though it were a Lender.

         (f) Any Lender may at any time assign, pledge or grant a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and PROVIDED, FURTHER, all costs, fees and expenses related to, or in connection with, any such pledge or grant shall be for the sole account of such Lender.

         (g) INTENTIONALLY BLANK.

         (h) INTENTIONALLY BLANK.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; PROVIDED, HOWEVER, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to


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make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to SECTION 2.04(c)).

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders (on behalf of itself and each of its Affiliates, and each of its and their directors, officers, agents, attorneys, employees and representatives) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to (and will agree to) keep such Information confidential on the terms provided in this Section); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and each such case, such Person shall endeavor to notify the MLP of such occurrence as soon as reasonably possible following the service of any such process on such Person); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower, in each case, PROVIDED that each such Person first agrees to hold, and cause to be held, such Information in confidence on the terms provided in this Section; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "INFORMATION" means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower; PROVIDED that, in the case of information received from a Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any other Loan Party, any such notice being waived by each of the Borrowers (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other


                                       72
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indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations then due and owing to such Lender. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum amount, or be computed at a rate that exceeds the maximum rate, of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent, the L/C Issuer or any Lender shall contract for, charge, receive, reserve or take interest in an amount or at a rate that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Loan Party or Loan Parties, and in no event shall any Loan Party or any other Person ever be liable for unearned interest or ever be required to pay interest in excess of the Maximum Rate. In determining whether the interest contracted for, charged, received, reserved or taken by the Administrative Agent, the L/C Issuer or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate", then that term means the "indicated rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code. Each Borrower agrees that Chapter 346 of the Texas Finance Code does not apply to any Borrowing.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the L/C Issuer or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the L/C Issuer and each Lender, regardless of any investigation made by the Administrative Agent, the L/C Issuer or any Lender or on their behalf


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and notwithstanding that the Administrative Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to becoming a Lender herein, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to the Borrowers and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrowers and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by a Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16 REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth herein providing that the Borrowers shall have the right to remove or replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to SECTION 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; PROVIDED, HOWEVER, that if the Borrowers elect to exercise such right with respect to any Lender pursuant to SECTION 3.06(b), they shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to SECTION 3.01 or 3.04. The Borrowers shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to SECTION 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and
(z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended SCHEDULE 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrowers shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under SECTION 3.05. The Borrowers may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrowers may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c) This section shall supersede any provision in SECTION 10.01 to the contrary.

         10.17 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER

IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 ENBRIDGE ENERGY PARTNERS, L.P.

                                 BY:  ENBRIDGE ENERGY COMPANY, INC.,
                                      ITS GENERAL PARTNER



                                      By: /s/ Chris Kaitson
                                         --------------------------------------

                                      Name:  Chris Kaitson
                                           ------------------------------------

                                      Title: Corporate Secretary
                                            -----------------------------------

                                 ENBRIDGE ENERGY, LIMITED PARTNERSHIP

                                 BY:    ENBRIDGE ENERGY COMPANY, INC.,
                                        ITS GENERAL PARTNER



                                      By: /s/ Mark Maki
                                         --------------------------------------

                                      Name:  Mark Maki
                                           ------------------------------------

                                      Title: Controller
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent



                                      By: /s/ Gary Flieger
                                         --------------------------------------

                                      Name:  Gary Flieger
                                           ------------------------------------

                                      Title: Vice President
                                            -----------------------------------

                                      BANK OF AMERICA, N.A., as a Lender and
                                      L/C Issuer



                                      By: /s/ D. B. Linkletter
                                         --------------------------------------

                                      Name:  D. B. Linkletter
                                           ------------------------------------

                                      Title: Managing Director
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      BANK OF MONTREAL, as Syndication Agent
                                      and as a Lender



                                      By: /s/ Joseph A. Bliss
                                         --------------------------------------

                                      Name:  Joseph A. Bliss
                                           ------------------------------------

                                      Title: Vice President
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      TORONTO DOMINION (TEXAS), INC., as
                                      Documentation Agent and as a Lender



                                      By: /s/ Debbie A. Greene
                                         --------------------------------------

                                      Name:  Debbie A. Greene
                                           ------------------------------------

                                      Title: Vice President
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      FIRST UNION NATIONAL BANK, as
                                      Documentation Agent and as a Lender



                                      By: /s/ David E. Humphreys
                                         --------------------------------------

                                      Name:  David E. Humphreys
                                           ------------------------------------

                                      Title: Vice President
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      CITIBANK, N.A., as a Lender



                                      By: /s/ David L. Harris
                                         --------------------------------------

                                      Name:  David L. Harris
                                           ------------------------------------

                                      Title: Vice President
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      CIBC INC., as a Lender



                                      By: /s/ Nora Q. Catiis
                                         --------------------------------------

                                      Name:  Nora Q. Catiis
                                           ------------------------------------

                                      Title: Authorized Signatory
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ROYAL BANK OF CANADA, as a Lender



                                      By: /s/ Walter R. Borek
                                         --------------------------------------

                                      Name:  Walter R. Borek
                                           ------------------------------------

                                      Title: Vice President
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ABN AMRO BANK N.V., CAYMAN ISLANDS
                                      BRANCH, as a Lender



                                      By: /s/ Mark Bohn/Teresa Wu
                                         ---------------------------------------

                                      Name:  Mark Bohn/Teresa Wu
                                           -------------------------------------

                                      Title: Group Vice President/Vice President
                                            ------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      SUNTRUST BANK, as a Lender



                                      By: /s/ Joseph M. McCreery
                                         --------------------------------------

                                      Name:  Joseph M. McCreery
                                           ------------------------------------

                                      Title:  Vice President
                                            -----------------------------------

                                                                   SCHEDULE 2.01



                                   COMMITMENTS
                               AND PRO RATA SHARES

                 LENDER                    COMMITMENT                PRO RATA SHARE
----------------------------------   -------------------------  ----------------------
Bank of America, N.A.                      45,000,000                15.000000000%
Bank of Montreal                           45,000,000                15.000000000%
Toronto Dominion (Texas), Inc.             45,000,000                15.000000000%
First Union National Bank                  45,000,000                15.000000000%
Citibank, N.A.                             30,000,000                10.000000000%
CIBC Inc.                                  25,000,000                 8.333333333%
Royal Bank of Canada                       25,000,000                 8.333333333%
ABN AMRO Bank N.V.                         20,000,000                 6.666666667%
SunTrust Bank                              20,000,000                 6.666666667%
                                     -------------------------  ----------------------
Total                                      $300,000,000             100.000000000%
                                     =========================  ======================












                                 Sch 2.01 -- 1

                                                                   SCHEDULE 5.06



                                   LITIGATION

None.


















                                 Sch 5.06 -- 1

                                                                   SCHEDULE 5.09



                              ENVIRONMENTAL MATTERS

None.






















                                 Sch 5.09 -- 1

                                                                   SCHEDULE 5.13



                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS


PART (a).         SUBSIDIARIES, MATERIAL SUBSIDIARIES AND UNRESTRICTED
                  SUBSIDIARIES.

The MLP owns the following interests:

1.       100% membership interest in Enbridge Pipelines (North Dakota) LLC.
         (Subsidiary)

2.       100% membership interest in Enbridge (East Texas) L.L.C. (Subsidiary)

3. 99.9% limited partnership interest in Enbridge Marketing (East Texas) L.P. (Subsidiary)

4. 99.9% limited partnership interest in Enbridge Processing (East Texas) L.P. (Subsidiary)

5. 99.9% limited partnership interest in Enbridge Pipelines (East Texas) L.P. (Material Subsidiary)

6. 98.9899% limited partnership interest in the Operating Partnership. (Material Subsidiary)



The Operating Partnership owns no Subsidiaries, Material Subsidiaries or Unrestricted Subsidiaries.


PART (b).         OTHER EQUITY INVESTMENTS.

The MLP owns no equity interests in any other Person.



The Operating Partnership owns no equity interests in any other Person.






                                 Sch 5.13 -- 1

                                                                   SCHEDULE 7.01



                                 EXISTING LIENS

None, other than those permitted by Section 7.01 of this Agreement.


















                                 Sch 7.01 -- 1

                                                                   SCHEDULE 7.03



                              EXISTING INDEBTEDNESS

(a) EXISTING INDEBTEDNESS OF MLP

A promissory note due 2006 in the principal amount of $175,679,085, dated January 2, 2002, made by the MLP in favor of Enbridge Energy Company, Inc.

The Obligations.



(b) EXISTING INDEBTEDNESS OF SUBSIDIARIES

The Mortgage Notes.

The Senior Unsecured Notes.

A promissory note due 2007 in the principal amount of $115,000,000, dated January 2, 2002, made by Enbridge Pipelines (East Texas) L.P. in favor of the MLP.

The Obligations.







                                 Sch 7.03 -- 1

                                                                  SCHEDULE 10.02



                    EURODOLLAR AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

BORROWERS

Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, TX  77002-5217
Attention:                 Chris Kaitson
                           Associate General Counsel
Telephone:                 (713) 650-8900
Facsimile:                 (713) 650-2232
Electronic Mail:           Chris.Kaitson@enbridge-us.com

WITH A COPY TO:

Enbridge Energy Partners, L.P.
C/O Enbridge Inc.
3000, 425-1st
Calgary, Alberta, Canada
T2P 3L8

Attention:                 John Whelen
                           Treasurer
Telephone:                 (403) 231-3900
Facsimile:                 (403) 231-4848
Electronic Mail:           john.whelen@corp.enbridge.com

BANK OF AMERICA, N.A.
ADMINISTRATIVE AGENT'S OFFICE AND BANK OF AMERICA'S LENDING OFFICE (FOR PAYMENTS AND REQUESTS FOR CREDIT EXTENSIONS):

Bank of America, N.A.
1850 Gateway Blvd.
Mail Code:  CA4-706-05-09
Concord, CA  94520
Attention:                 Kristine Kelleher, Officer Credit Services
Telephone:                 (925) 675-8373
Facsimile:                 (888) 969-2414 (domestic)
                           (415) 343-9205 (international)
Electronic Mail:           Kristine.L.Kelleher@bankofamerica.com


                                 Sch 10.02 -- 1

OTHER NOTICES AS ADMINISTRATIVE AGENT:

Bank of America, N.A.
Agency Management
1455 Market Street
Mail Code:        CA5-701-05-19
San Francisco, CA  94103
Attention:                 Kevin Ahart
                           Agency Management Officer
Telephone:                 415. 436.2750
Facsimile:                 415. 503.5000
Electronic Mail:           Kevin.ahart@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA  90017-1466
Attention:                 Sandra Leon
                           Vice President
Telephone:                 213 345-5231
Facsimile:                 213 345-6694
Electronic Mail:           Sandra.Leon@bankofamerica.com

REQUESTS FOR CREDIT EXTENSIONS AS A LENDER:

Bank of America, N.A.
200 Front Street West
Toronto, ON, M5V 3L2
Attention:                 Teresa Tsui
Telephone:                 (416) 349-5390
Facsimile:                 (416) 349-4282
Electronic Mail:           teresa.tsui@bankofamerica.com

1850 Gateway Blvd.
Concord, CA 94520
Attention:                 Lila Rodriquez
Telephone:                 (925) 675-8029
Facsimile:                 (925) 675-8051 or 8053
Electronic Mail:           lila.c.rodriquez@bankofamerica.com


                                 Sch 10.02 -- 2

OTHER NOTICES AS A LENDER:

Bank of America, N.A.
855 2nd Street SW
Calgary, Alberta  T2P 4J7
Canada
Attention:                 Doug Linkletter
                           Managing Director
Telephone:                 (403) 231-3329
Facsimile:                 (403) 232-8848
Electronic Mail:           doug.linkletter@bankofamerica.com

OTHER LENDERS

BANK OF MONTREAL
REQUESTS FOR CREDIT EXTENSIONS:

Bank of Montreal
115 South LaSalle
Floor - 111/17W
Chicago, IL  60603
Attention:                 Onyx Wilson
                           CSO
Telephone:                 (312) 750-3748
Facsimile:                 (312) 750-6061

NOTICES (OTHER THAN REQUESTS FOR CREDIT EXTENSIONS):

Bank of Montreal
14th Floor
421 7th Ave S.W.
Calgary, AB  Canada
T2P 4K9
Attention:                 Jim Baidacoff, Vice President
Telephone:                 (403) 515-3652
Facsimile:                 (403) 515-3650
Electronic Mail:           jim.baidacoff@bmo.com

TORONTO DOMINION (TEXAS), INC.
REQUESTS FOR CREDIT EXTENSIONS AND OTHER NOTICES:

Toronto Dominion (Texas), Inc.
909 Fannin, Suite 1700
Houston, Texas  77010
Attention:                 Rachel Suiter
Telephone:                 (713) 653-8266
Fax:                       (713) 951-9921


                                 Sch 10.02 -- 3

FIRST UNION NATIONAL BANK
REQUESTS FOR CREDIT EXTENSIONS:

First Union National Bank
201 S. College
CP-24
Charlotte, NC  28288
Attention:                 Denise Nobles, Analyst
Telephone:                 (704) 374-4897
Facsimile:                 (704) 383-7902

NOTICES (OTHER THAN REQUESTS FOR CREDIT EXTENSIONS):

First Union National Bank
1001 Fannin Street
Suite 2255
Houston, TX  77002
Attention:                 David Humphreys, Vice President
Telephone:                 (713) 346-2727
Facsimile:                 (713) 650-6354
Electronic Mail:           david.humphreys@wachovia.com

CITIBANK, N.A.
REQUESTS FOR CREDIT EXTENSIONS:

Citibank, N.A.
#4301 400 3rd Ave. S.W.
Calgary, Alberta
Canada  T2P 4H2
Attention:                 Diane Gould
                           Assistant Vice President
Telephone:                 (403) 261-5105
Facsimile:                 (403) 294-0601
Electronic Mail:           diane.gould@citi.com

NOTICES (OTHER THAN REQUESTS FOR CREDIT EXTENSIONS):

Citibank, N.A.
#4301 400 3rd Ave. S.W.
Calgary, Alberta
Canada  T2P 4H2
Attention:                 Jim Campbell, Vice President
Telephone:                 (403) 261-5107
Facsimile:                 (403) 294-0601
Electronic Mail:           jim.campbell@citi.com


                                 Sch 10.02 -- 4

CIBC INC.
REQUESTS FOR CREDIT EXTENSIONS:

CIBC Inc.
2727 Paces Ferry Road, Suite 1200
2 Paces West, Building 2
Atlanta, GA  30339
Attention:                 Tonya Hunter
                           Senior Administrator
Telephone:                 (770) 319-4819
Facsimile:                 (770) 319-4950

NOTICES (OTHER THAN REQUESTS FOR CREDIT EXTENSIONS):

CIBC Inc.
1600 Smith Street, Suite 3100
Houston, TX  77002
Attention:                 Russell Otts, Director
Telephone:                 (713) 650-2595
Facsimile:                 (713) 650-7675
Electronic Mail:           Russell.Otts@us.cibc.com

ROYAL BANK OF CANADA
REQUESTS FOR CREDIT EXTENSIONS AND OTHER NOTICES:

Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
New York, NY 10006-1404
Attention:                 Manager, Loans Administration
Telephone:                 (416) 955-6679
Facsimile:                 (416) 955-6720, 955-6722

With a copy to:

Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
New York, NY 10006-1404
Attention:                 N. Delph
Telephone:                 (212) 428-6363; (212) 428-6249
Facsimile:                 (212) 809-7148
Electronic mail:           Nigel.Delph@rbccm.com; Nigel.Delph@royalusa.com


                                 Sch 10.02 -- 5

ABN AMRO BANK N.V., CAYMAN ISLANDS BRANCH
REQUESTS FOR CREDIT EXTENSIONS:

ABN AMRO Bank N.V., Cayman Islands Branch
208 S. LaSalle St., Suite 1500
Chicago, IL  60604-1003
Attention:                 Marti Vandervset
Telephone:                 (312) 992-5173
Facsimile:                 (312) 992-5156
Electronic Mail:           marti.vandervest@abnamro.com

NOTICES (OTHER THAN REQUESTS FOR CREDIT EXTENSIONS):

ABN AMRO Bank N.V., Canada Branch
#2399, 650 W. Georgia St.
Vancouver, BC  Canada
V6B 4N8
Attention:                 Teresa Wu, VP/Mark Bohn, GVP
Telephone:                 (604) 640-3626/3612
Facsimile:                 (604) 682-2936
Electronic Mail:           teresa.wu@abnamro.com
                           mark.bohn@abnamro.com

SUNTRUST BANK
REQUESTS FOR CREDIT EXTENSIONS:

SunTrust Bank
303 Peachtree Street NE
10th Floor
Atlanta, GA  30308
Attention:                 Roshawn Orise, CBA
Telephone:                 (404) 230-1939
Facsimile:                 (404) 575-2730
Electronic Mail:           roshawn.orise@suntrust.com

NOTICES (OTHER THAN REQUESTS FOR CREDIT EXTENSIONS):

SunTrust Bank
303 Peachtree Street NE
10th Floor
Atlanta, GA  30308
Attention:                 Joe McCreery, Vice President
Telephone:                 (404) 532-0274
Facsimile:                 (404) 829-6270
Electronic Mail:           joseph.m.mccreery@suntrust.com


                                 Sch 10.02 -- 6

                                                                       EXHIBIT A



                               FORM OF LOAN NOTICE
                                                        Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain 364-Day Credit Agreement, dated as of ___________, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Enbridge Energy Partners, L.P. and Enbridge Energy, Limited Partnership (together with any other Person that has become a Borrower pursuant to Section 2.05 of the Agreement, the "BORROWERS"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The undersigned hereby requests (select one):

         [ ]  A Borrowing of Loans    [ ]  A conversion or continuation of Loans

         1.       On _________________________________________(a Business Day).

         2.       In the amount of $__________________________.

         3.       Comprised of _______________________________.
                                   Type of Loan requested

         4. For Eurodollar Rate Loans: with an Interest Period of _________ months.

         The Borrowing requested herein complies with the proviso to the first sentence of SECTION 2.01 of the Agreement.

                                      BORROWER



                                      By:
                                         --------------------------------------

                                      Name:
                                          -------------------------------------

                                      Title:
                                            -----------------------------------




                                   Exh A -- 1
                               Form of Loan Notice

                                                                       EXHIBIT B



                                FORM OF LOAN NOTE
$________________________                               ________________________

         FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to the order of _____________________________ (the "LENDER"), on the
Maturity Date (as defined in the 364-Day Credit Agreement referred to below) the principal amount of ________________ Dollars ($___________), or such lesser principal amount of Loans (as defined in such 364-Day Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain 364-Day Credit Agreement, dated as of ___________________, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, _______________, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guarantee. During the continuance of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.


                                   Exh B -- 1
                                Form of Loan Note

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      BORROWER



                                      By:
                                         --------------------------------------

                                      Name:
                                          -------------------------------------

                                      Title:
                                            -----------------------------------










                                   Exh B -- 2
                                Form of Loan Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                 AMOUNT OF        OUTSTANDING
                                                   END OF       PRINCIPAL OR       PRINCIPAL
                  TYPE OF       AMOUNT OF         INTEREST      INTEREST PAID      BALANCE          NOTATION
     DATE        LOAN MADE      LOAN MADE          PERIOD        THIS DATE         THIS DATE         MADE BY
------------------------------------------------------------------------------------------------------------------
-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------

-------------  -------------  ---------------  -------------  ----------------  ----------------  ---------------


                                   Exh B -- 3
                                Form of Loan Note

                                                                       EXHIBIT C


                         FORM OF COMPLIANCE CERTIFICATE
                                    Financial Statement Date: ____________, ____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain 364-Day Credit Agreement, dated as of ___________, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Enbridge Energy Partners, L.P. (the "MLP") and Enbridge Energy, Limited Partnership (together with the MLP and any other Person that has become a Borrower pursuant to Section 2.05 of the Agreement, the "BORROWERS"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and L/C Issuer.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________________________ of the
MLP, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

             USE FOLLOWING FOR FISCAL YEAR-END FINANCIAL STATEMENTS

         1. Attached hereto as Schedule 1 are year-end financial statements for the Borrowers and their Subsidiaries required by Section 6.01(a) and attached hereto as Schedule 1a are the year-end financial statements adjusted to exclude the assets and operations of Unrestricted Subsidiaries which financial statements fairly present the financial conditions, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP as at such date for such period, subject only to the absence of footnotes.

            USE FOLLOWING FOR FISCAL QUARTER-END FINANCIAL STATEMENTS

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by SECTION 6.01(b) for the fiscal quarter of ___________ ended as of the above date and attached hereto as Schedule 1a are the unaudited financial statements for the fiscal quarter of _______ ended as of the above date adjusted to exclude the assets and operations of Unrestricted Subsidiaries. Such financial statements fairly present the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonable review of the transactions and condition (financial or otherwise) of the MLP and its Subsidiaries and


                                   Exh C -- 1
                         Form of Compliance Certificate

Unrestricted Subsidiaries during the accounting period covered by the attached financial statements.

         3. A review of the activities of the MLP and its Subsidiaries and Unrestricted Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and each of its Subsidiaries and Unrestricted Subsidiaries performed and observed all its Obligations under the Loan Documents, and

                                   SELECT ONE:

         to the best knowledge of the undersigned during such fiscal period, the MLP and each of its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.

                                     --OR--

         to the best knowledge of the undersigned the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:

4. The financial covenant analyses, non-credit-enhanced, senior unsecured long-term debt ratings and information set forth on SCHEDULE 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________, _______________.

                                      BORROWER



                                      By:
                                         --------------------------------------

                                      Name:
                                          -------------------------------------

                                      Title:
                                            -----------------------------------


                                   Exh C -- 2
                         Form of Compliance Certificate

               For the Quarter/Year ended ___________________ ("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)


SECTION 7.13 - LEVERAGE RATIO.

        A.       Pro Forma EBITDA for Subject Period                                          $________________

                       Consolidated Net Income                                                $________________

                       Consolidated Interest Charges                                          $________________

                       Income Taxes                                                           $________________

                       Depreciation                                                           $________________

                       Amortization                                                           $________________

                       Total AFUDC (not to exceed 5% of Consolidated EBITDA)                  $________________

                       Pro Forma Adjustment for acquisitions during Subject Period

                       Incremental EBITDA                                                     $________________

                            Acquisition $_______

                            Acquisition $_______

        B.       Consolidated Funded Debt at Statement Date:                                  $________________

        C.       Leverage Ratio (Line A / Line B):                                             _________to 1.00

MAXIMUM PERMITTED:

        FISCAL QUARTERS ENDING                 MAXIMUM LEVERAGE RATIO
---------------------------------------      --------------------------------
Closing Date through June 30, 2003                    5.00:1.00
Thereafter                                            4.75:1.00




                                   Exh C -- 3
                         Form of Compliance Certificate

SECTION 7.14 - NON-CREDIT-ENHANCED SENIOR UNSECURED LONG-TERM DEBT RATING.

                                                                           NON-CREDIT ENHANCED SENIOR
                                                                             UNSECURED LONG TERM
                                                                                 DEBT RATING
                                                                  ------------------------------------------
                           RATED BORROWER                                  MOODY'S                S&P
       ---------------------------------------------------        --------------------   -------------------
        Enbridge Energy Partners, L.P.

        Enbridge Energy, Limited Partnership

        ---------------------------










                                   Exh C -- 4
                         Form of Compliance Certificate

                                                                       EXHIBIT D



                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This Assignment and Acceptance Agreement (this "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the 364-Day Credit Agreement identified below (the "364-DAY CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the 364-Day Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the 364-Day Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1. Assignor: _________________________

2. Assignee: _________________________[and is an Affiliate/Approved Fund(1)]

3. Borrower(s): _________________________

4. Administrative Agent: ______________________, as the administrative agent under the 364-Day Credit Agreement

5. 364-Day Credit Agreement: [The 364-Day Credit Agreement, dated as of ________, among [name of borrower(s)], the Lenders parties thereto and Bank of America, N.A., as Administrative Agent


-------------------------
(1) Select as applicable.


                                   Exh D -- 1
                        Form of Assignment and Acceptance

6. Assigned Interest:

---------------------------------------------------------------------------------------------------------
                                    Aggregate
                                    Amount of                  Amount of               Percentage
                                 Commitment/Loans           Commitment/Loans           Assigned of
      Facility Assigned          for all Lenders                Assigned            Commitment/loans(2)
---------------------------------------------------------------------------------------------------------
       _____________(3)          $________________          $________________       ______________%
---------------------------------------------------------------------------------------------------------

       _____________             $________________          $________________       ______________%
---------------------------------------------------------------------------------------------------------

       _____________             $________________          $________________       ______________%
---------------------------------------------------------------------------------------------------------

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

                                      ASSIGNOR

                                      [NAME OF ASSIGNOR]

                                      By:
                                         ---------------------------------------
                                                 Title:

                                      ASSIGNEE

                                      [NAME OF ASSIGNEE]

                                      By:
                                         ---------------------------------------
                                                 Title:
[Consented to and](4) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By:
   ---------------------------------
      Title:



-------------------------
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment", "Term Commitment", etc.).
(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.


                                   Exh D -- 2
                        Form of Assignment and Acceptance

[Consented to:](5)



By:
   ---------------------------------
      Title:

























----------------------------
(5) To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.



                                   Exh D -- 3
                        Form of Assignment and Acceptance

                 ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                             [___________________](6)

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ACCEPTANCE AGREEMENT

                  1. Representations and Warranties.

                  1.1. ASSIGNOR. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the 364-Day Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "CREDIT DOCUMENTS"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or, as applicable, Unrestricted Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or, as applicable, Unrestricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2. ASSIGNEE. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the 364-Day Credit Agreement,
(ii) it meets all requirements of an Eligible Assignee under the 364-Day Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the 364-Day Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the 364-Day Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the 364-Day Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.


-------------------------------
(6) Describe Credit Agreement at option of Administrative Agent.


                                   Exh D -- 4
                        Form of Assignment and Acceptance

                  1.3 ASSIGNEE'S ADDRESS FOR NOTICES, ETC. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                  2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  3. GENERAL PROVISIONS. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.







                                   Exh D -- 5
                        Form of Assignment and Acceptance

                SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                             ADMINISTRATIVE DETAILS

   (ASSIGNEE TO LIST NAMES OF CREDIT CONTACTS, ADDRESSES, PHONE AND FACSIMILE
    NUMBERS, ELECTRONIC MAIL ADDRESSES AND ACCOUNT AND PAYMENT INFORMATION)




















                                   Exh D -- 6
                        Form of Assignment and Acceptance

                                                                       EXHIBIT E



                                FORM OF GUARANTEE

                  THIS GUARANTEE is made as of January 29, 2002.

                  WHEREAS, pursuant to the 364-Day Credit Agreement, the Lenders have extended Commitments to make Loans to, and participate in Letters of Credit for the benefit of, the Borrowers;

                  [AND WHEREAS the Guarantor is a Material Subsidiary;

                  AND WHEREAS it is in the interests of the Guarantor that the Lenders make Credit Extensions from time to time to the Borrowers in accordance with the 364-Day Credit Agreement and, therefore, the Guarantor is willing to execute and deliver this Guarantee;] or

                  [AND WHEREAS, as a condition precedent to the making of the initial Credit Extension under the 364-Day Credit Agreement, the Guarantor is required to execute and deliver this Guarantee;]

                  NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the Guarantor hereby covenants and agrees with the Beneficiaries as follows:

                          ARTICLE ONE - INTERPRETATION

1.01              DEFINITIONS

         (1) In this Guarantee and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

"ADMINISTRATIVE AGENT" means Bank of America, N.A., together with any successors thereto in such capacity.

"BENEFICIARIES" means, collectively, the Lenders (including the L/C Issuer) and the Administrative Agent and their respective successors and permitted transferees and assigns, and

"BENEFICIARY" means any of the Lenders, the Administrative Agent or the L/C Issuer and each of their respective successors and permitted transferees and assigns.

"BORROWERS" means the MLP, the Operating Partnership and any other Person that becomes a Borrower pursuant to Section 2.05 of the 364-Day Credit Agreement.

"364-DAY CREDIT AGREEMENT" means that certain 364-Day Credit Agreement dated as of January __, 2002, among the Borrowers, the Lenders, Bank of America, N.A., as administrative

                                   Exh E -- 1
                                Form of Guarantee
agent and L/C Issuer, Bank of Montreal, as syndication agent, and Toronto Dominion (Texas), Inc. and First Union National Bank, as documentation agents, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions thereof.

"GUARANTEE" means this Guarantee, as amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

"GUARANTOR" means [NAME OF NON-BORROWER MATERIAL SUBSIDIARY] or [NAME OF BORROWER].

"LENDERS" means each lender from time to time party to the 364-Day Credit Agreement.

"LENDERS' COUNSEL" means Mayer, Brown & Platt or such other firm of lawyers as may be selected by the Administrative Agent from time to time.

"MLP" means Enbridge Energy Partners, L.P., a Delaware limited partnership.

"OPERATING PARTNERSHIP" means Enbridge Energy, Limited Partnership, a Delaware limited partnership.

"TAXES" has the collective meanings of the terms "Taxes" and "Other Taxes", as such terms are defined in Section 3.01 of the Credit Agreement, and "Tax" and "Taxation" shall be construed accordingly.

         (2) Capitalized words and phrases used in this Guarantee and the recitals hereto without express definition herein shall, unless something in the subject matter or context is inconsistent therewith, have the same defined meanings as are ascribed to such words and phrases in the 364-Day Credit Agreement. In addition, the interpretive rules of Sections 1.02, 1.03, 1.04 and
1.05 shall, to the extent applicable, be employed in this Guarantee, unless something in the subject matter or context is inconsistent therewith. For certainty, if the 364-Day Credit Agreement ceases to be in force for any reason whatsoever, then for all purposes hereof the aforementioned capitalized words and phrases, and interpretive rules, shall continue to have the same defined meanings and effect, as applicable, set forth in the 364-Day Credit Agreement as if such agreement remained in force in the form immediately prior to its ceasing to be in force.

1.02              HEADINGS

                  The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Guarantee. The terms "this Guarantee", "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.


                                   Exh E -- 2
                                Form of Guarantee

1.03              NUMBER; PERSONS; INCLUDING

                  Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

                             ARTICLE TWO - GUARANTEE

2.01              GUARANTEE OF OBLIGATIONS

                  The Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiaries the payment and performance of all of the Obligations, together with interest thereon as provided in Section 5.04.

2.02              GUARANTEE ABSOLUTE AND UNCONDITIONAL

                  The liability and obligations of the Guarantor hereunder shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, limited or otherwise affected by:

         (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, person or otherwise, including any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release of any of the Obligations, covenants or undertakings of any other Loan Party under the 364-Day Credit Agreement and other Loan Documents;

         (b) any modification or amendment of or supplement to the Obligations or to the 364-Day Credit Agreement or the other Loan Documents, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder, or any extension of the Revolving Commitment Termination Date thereunder;

         (c) any loss of or in respect of any security held by the Beneficiaries, whether occasioned by the fault of the Beneficiaries or otherwise, including any release, non-perfection or invalidity of any such security;

         (d) any change in the existence, structure, constitution, name, control or ownership of the Guarantor, any other Loan Party or any other person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or any other person or their respective assets;


                                   Exh E -- 3
                                Form of Guarantee

         (e) the existence of any claim, set-off or other right which the Guarantor may have at any time against any other Loan Party or any other person, whether in connection with this Guarantee or any unrelated transaction;

         (f) any provision of applicable law purporting to prohibit or limit the payment by the Guarantor or any other Loan Party of any Obligation, and the foregoing is hereby waived by the Guarantor to the extent permitted under applicable law;

         (g) any limitation, postponement, prohibition, subordination or other restriction on the right of a Beneficiary to payment of the Obligations;

         (h) any release, substitution or addition of any other guarantor of the Obligations;

         (i) any defense arising by reason of any failure of any Beneficiary to make any presentment, demand, or protest or to give any other notice, including notice of all of the following: acceptance of this Guarantee, partial payment or non-payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations;

         (j) any defense arising by reason of any failure of a Beneficiary to proceed against the Guarantor, any other Loan Party or any other person, or to apply or exhaust any security held from the Guarantor, any other Loan Party, or any other person for the Obligations or to pursue any other remedy available to the Beneficiaries;

         (k) any defense arising by reason of the invalidity, illegality or lack of enforceability of the Obligations or any part thereof or of any security or guarantee in support thereof, or by reason of any incapacity, lack of authority, or other defense of the Guarantor, any other Loan Party or any other person, or by reason of any limitation, postponement or prohibition on a Beneficiary's rights to payment, or the cessation from any cause whatsoever of the liability of the Guarantor, any other Loan Party or any other person with respect to all or any part of the Obligations (other than irrevocable payment to the Beneficiaries in full, in cash, of the Obligations), or by reason of any act or omission of the Beneficiaries or others which directly or indirectly results in the discharge or release of the Guarantor, any other Loan Party or any other person or of all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise;

         (l) any defense arising by reason of the failure by a Beneficiary to obtain, register, perfect or maintain a Lien in or upon any property of the Guarantor, any other Loan Party or any other person, or by reason of any interest of the Beneficiaries in any property, whether as owner thereof or as holder of a Lien therein or thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment of any right or recourse to collateral;

         (m) any defense arising by reason of the failure of the Beneficiaries to marshal assets;


                                   Exh E -- 4
                                Form of Guarantee

         (n) to the extent permitted under applicable law, any defense based upon any failure of the Beneficiaries to give to the Guarantor or any other Loan Party notice of any sale or other disposition of any property securing any or all of the Obligations or any other guarantee thereof, or any notice that may be given in connection with any sale or other disposition of any such property;

         (o) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Guarantor, any other Loan Party or any other person, including any discharge or bar against collection of any of the Obligations; or

         (p) any other law, event or circumstance or any other act or failure to act or delay of any kind by the Guarantor, the other Loan Parties, the Beneficiaries or any other person, which might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge, limitation or reduction of the Guarantor's obligations hereunder, other than as a result of the payment or extinguishment in full of the Obligations.

                  The foregoing provisions apply and the foregoing waiver, to the extent permitted under applicable law, shall be effective even if the effect of any action or failure to take action by the Beneficiaries is to destroy or diminish the Guarantor's subrogation rights, the Guarantor's right to proceed against any other Loan Party for reimbursement, the Guarantor's right to recover contribution from any other guarantor or any other right or remedy of the Guarantor.

2.03              GUARANTOR AS A PRIMARY OBLIGOR

                  Any amount which may not be recoverable from the Guarantor on the basis of a guarantee shall be recoverable by the Beneficiaries from the Guarantor as a primary obligor in respect thereof and shall be paid to the Beneficiaries forthwith after demand therefor as provided herein.

                ARTICLE THREE - DEALINGS WITH OTHER LOAN PARTIES

3.01              NO RELEASE

                  The Beneficiaries, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability and obligations hereunder, may:

         (a) grant time, renewals, extensions, indulgences, releases and discharges to any other Loan Party or endorser;

         (b) take or abstain from taking security or collateral from any other Loan Party or endorser or from perfecting security or collateral of any other Loan Party or endorser;

         (c)      accept compromises from any other Loan Party or endorser;


                                   Exh E -- 5
                                Form of Guarantee

         (d) subject to the other Loan Documents, apply all money at any time received from any other Loan Party or from security upon such part of the Obligations as the Beneficiaries may see fit or change any such application in whole or in part from time to time as the Beneficiaries may see fit; or

         (e) otherwise deal with any other Loan Party and all other persons and security as the Beneficiaries may see fit.

3.02              NO EXHAUSTION OF REMEDIES

                  This Guarantee constitutes a Guarantee of payment when due and not of collection, and the Beneficiaries shall not be bound or obligated to exhaust their recourse against the Guarantor, any other Loan Parties or other persons or any securities or collateral they may hold or take any other action (other than to make demand pursuant to Article Five) before the Administrative Agent shall be entitled to demand, enforce and collect payment from the Guarantor hereunder.

3.03              EVIDENCE OF OBLIGATIONS

                  Any account settled or stated in writing by or between a Beneficiary or the Beneficiaries, as the case may be, and any Loan Party shall be prima facie evidence that the balance or amount thereof appearing due to the same is so due.

3.04              NO SET-OFF

                  The Guarantor shall not claim any set-off or counterclaim against any other Loan Party in respect of any liability of any other Loan Party to the Guarantor.

                       ARTICLE FOUR - CONTINUING GUARANTEE

4.01              CONTINUING GUARANTEE

                  This Guarantee shall be a continuing guarantee and shall continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by any Beneficiary for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Guarantor or any other Loan Party), all as though such payment had not been made.

4.02              REVIVAL OF INDEBTEDNESS

                  If at any time, all or any part of any payment previously received by a Beneficiary and applied to any Obligation must be rescinded or returned by the Beneficiary for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Guarantor or any other Loan Party), such Obligation shall, for the purpose of this Guarantee, to the extent that such payment must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Beneficiary, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligation as though such application by the Beneficiary had not been made.


                                   Exh E -- 6
                                Form of Guarantee

            ARTICLE FIVE - DEMAND FOR PAYMENT, EXPENSES AND INTEREST

5.01              DEMAND FOR PAYMENT

                  The Administrative Agent shall be entitled to make demand upon the Guarantor at any time that payment of any Obligation is due and unpaid, whether at stated maturity, upon acceleration or otherwise, and upon any such demand, the Beneficiaries may treat such Obligations as due and payable and may forthwith collect from the Guarantor such unpaid Obligations. The Guarantor shall make payment to or performance in favour of the Beneficiaries of all such Obligations forthwith after demand therefor is made upon the Guarantor by the Administrative Agent as aforesaid.

5.02              STAY OF ACCELERATION

                  If acceleration of the time for payment of any amount payable by any Loan Party in respect of the Obligations is stayed upon the insolvency, bankruptcy, arrangement or reorganization of the Guarantor or any other Loan Party or any moratorium affecting the payment of the Obligations, all such amounts that would otherwise be subject to acceleration shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.

5.03              EXPENSES

                  The Guarantor shall pay to the Beneficiaries all reasonable out-of-pocket costs and expenses, including all reasonable Attorney Costs and other expenses incurred by the Beneficiaries from time to time in the enforcement, realization and collection of or in respect of this Guarantee. All such amounts shall be payable by the Guarantor on demand by the Administrative Agent.

5.04              INTEREST

                  Any payment obligation comprised in the Obligations guaranteed hereunder which is not paid when due hereunder shall bear interest, to the extent not already included in the Obligations, both before and after default or judgment, from the date of demand pursuant to Section 5.01 to the date of payment at the rate or rates provided in the 364-Day Credit Agreement for such Obligations or, in the event no such rate is provided for in the 364-Day Credit Agreement, at a rate per annum that is equal to the Base Rate. Any amounts payable pursuant to Section 5.03 or Section 9.03 which are not paid when due hereunder shall bear interest, both before and after default or judgment, from the date of demand pursuant to Section 5.03 to the date of payment or reimbursement thereof by the Guarantor at a rate per annum that is equal to the Base Rate. All such interest shall accrue daily and shall be payable by the Guarantor on demand by the Administrative Agent.


                                   Exh E -- 7
                                Form of Guarantee

                            ARTICLE SIX - SUBROGATION

6.01              SUBROGATION

         (1) Until all the Obligations have been irrevocably paid in full in cash, the Guarantor shall have no right of subrogation to, and waives to the fullest extent permitted by applicable law, any right to enforce any remedy which the Beneficiaries now have or may hereafter have against any other Loan Party in respect of the Obligations, and until such time the Guarantor waives any benefit of, and any right to participate in, any security, now or hereafter held by the Beneficiaries for the Obligations.

         (2) If (i) the Guarantor makes payment to the Beneficiaries of all amounts owing by the Guarantor under this Guarantee, (ii) the Obligations are performed and irrevocably paid in full and (iii) all Commitments under the 364-Day Credit Agreement are terminated, then the Administrative Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of the Beneficiaries' interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

                 ARTICLE SEVEN - REPRESENTATIONS AND WARRANTIES

7.01              REPRESENTATIONS AND WARRANTIES

                  The Guarantor represents and warrants for itself to each of the Beneficiaries that each representation and warranty contained in Article V of the 364-Day Credit Agreement which is made in respect to a Loan Party is, as to it, true and correct as of the date hereof (except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date) as if such representation or warranty was set forth in full in this Guarantee and made by the Guarantor and acknowledges and confirms that each of the Beneficiaries is relying upon such representations and warranties.

7.02              DEEMED REPETITION

                  On the date of delivery by any Borrower of a Request for Credit Extension to the Administrative Agent, and again on the date of any advance of any Loans to the Borrower pursuant thereto each of the representations and warranties of the Guarantor (unless such Guarantor is such Borrower) contained in Section 7.01 shall be deemed to be repeated.

7.03              OTHER LOAN DOCUMENTS

                  All representations, warranties and statements contained in any Compliance Certificate delivered by the Borrowers pursuant to the Credit Agreement shall constitute representations and warranties made by the Guarantor (unless such Guarantor is such Borrower) to the Beneficiaries under this Guarantee.


                                   Exh E -- 8
                                Form of Guarantee

7.04              EFFECTIVE TIME OF REPETITION

                  All representations and warranties, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as at the date hereof.

7.05              NATURE OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties set out in this Guarantee or deemed to be made pursuant hereto shall survive the execution and delivery of this Guarantee and the making of credit extensions, notwithstanding any investigations or examinations which may be made by the Beneficiaries or Lenders' Counsel. Such representations and warranties shall survive until this Guarantee has been terminated, provided that the representations and warranties deemed made by the Guarantor relating to environmental matters shall survive the termination of this Guarantee.

                        ARTICLE EIGHT - GENERAL COVENANTS

8.01              AFFIRMATIVE COVENANTS OF THE GUARANTOR

                  So long as any Obligation is outstanding or any Commitment is available under the 364-Day Credit Agreement, each Guarantor (which is not a Borrower) covenants and agrees with each of the Beneficiaries that, unless the Required Lenders otherwise consent in writing, it shall perform each of the obligations set forth in Article VI of the 364-Day Credit Agreement as if such obligations were set forth in full in this Guarantee and as if such obligations were undertaken by the Guarantor.

8.02              NEGATIVE COVENANTS OF THE GUARANTOR

                  So long as any Obligation is outstanding or any Commitment is available under the 364-Day Credit Agreement, each Guarantor (which is not a Borrower) covenants and agrees with each of the Beneficiaries that, unless the Required Lenders otherwise consent in writing, it shall not and shall not do anything prohibited by Article VII of the 364-Day Credit Agreement as if each such prohibition was set forth in full in this Guarantee and as if each such prohibition was applicable to the Guarantor.

                             ARTICLE NINE - GENERAL

9.01              WAIVER OF NOTICE OF ACCEPTANCE

                  The Guarantor hereby waives notice of acceptance of this Guarantee.

9.02              BENEFIT OF THE GUARANTEE

                  This Guarantee shall enure to the benefit of the respective successors and permitted assigns of the Beneficiaries and be binding upon the successors of the Guarantor.


                                   Exh E -- 9
                                Form of Guarantee

9.03              TAXES AND SET-OFF BY GUARANTOR

         (a) All payments by the Guarantor under this Guarantee, whether in respect of principal, interest, interest on overdue and unpaid interest, fees or any other Obligations, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the Guarantor is prohibited by applicable laws from doing so, in which event the Guarantor shall:

                  (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

                  (ii) forthwith pay to the Administrative Agent (on behalf of the Beneficiaries) such additional amount so that the net amount received by the Administrative Agent will equal the full amount which would have been received by it had no such deduction or withholding been made;

                  (iii) pay to the relevant taxation or other authorities, within the period for payment required by applicable laws, the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant to this Section); and

                  (iv) furnish to the Administrative Agent promptly, as soon as available, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

         (b) In the event that, following such deduction or withholding as is referred to in this Section from any payment by the Guarantor, any Beneficiary receives any additional payment hereunder and shall receive or be granted a corresponding credit against or remission for any other Tax payable by it, such Beneficiary shall (subject to the Guarantor having paid any additional amount payable in accordance with the preceding provisions) to the extent that it can do so without prejudice to the retention of the amount of such credit or remission and without prejudice to the right of such Beneficiary to obtain any other relief or allowance which may be available to it, reimburse the Guarantor with such amount as such Beneficiary certifies to be the proportion of such credit or remission as will leave such Beneficiary (after such reimbursement) in no worse or better position that it would have been had there been no such deduction or withholding. Such reimbursement shall be made forthwith upon such Beneficiary certifying that the amount of such credit or remission has been received by it.

9.04              NO WAIVER; REMEDIES

                  No failure on the part of the Beneficiaries to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other


                                   Exh E -- 10
                                Form of Guarantee
right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.05              SEVERABILITY

                  If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

9.06              AMENDMENTS AND WAIVERS

                  Any provision of this Guarantee may be amended, waived or a consent given in respect thereof (a) in the case of the provisions of Articles Seven and Eight, with the concurrence of the Guarantor and the Required Lenders, and (b) in all other cases, with the concurrence of the Guarantor and all of the Beneficiaries. Any amendment under any provision of this Guarantee must be in writing signed by the Administrative Agent and the Guarantor. Any waiver and any consent by the Beneficiaries under any provision of this Guarantee must be in writing signed by the Administrative Agent and may be given subject to any conditions thought fit by the Beneficiaries or Required Lenders, as the case may be. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

9.07              ADDITIONAL SECURITY

                  This Guarantee is in addition and without prejudice to any security of any kind (including, without limitation, other guaranties) now or hereafter held by the Beneficiaries and any other rights or remedies they might have.

9.08              NOTICES

                  Any demand, notice or other communication (hereinafter in this Section referred to as a "Communication") to be given in connection with this Guarantee shall be given in writing and may be given by personal delivery, telecopier or by registered mail addressed to the recipient as follows:

                  To the Beneficiaries, care of the Administrative Agent as follows:

                  Bank of America, N.A.
                  855 2nd Street SW
                  Calgary, Alberta  T2P 4J7
                  Canada
                  Attention: Doug Linkletter, Managing Director, Sr. PM Telecopy No.: (403) 232-8848


                                   Exh E -- 11
                                Form of Guarantee

                  To the Guarantor:

                  Enbridge Energy Partners, L.P.
                  1100 Louisiana
                  Suite 3300
                  Houston, TX  77002-5217
                  Attention: Chris Kaitson, Associate General Counsel Telecopy No.: (713) 650-2232

                  WITH A COPY TO:

                  Enbridge Energy Partners, L.P.
                  c/o Enbridge Inc.
                  3000, 425-1st
                  Calgary, Alberta  T2P 3L8
                  Canada
                  Attention:  John Whelen, Treasurer
                  Telecopy No.:  (403) 231-4848

or such other address or telecopy number as may be designated by notice by any party to the other. Any Communication given by personal delivery or telecopier shall be conclusively deemed to have been given on the day of actual delivery or transmittal thereof and, if given by registered mail, on the third day following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or telecopier.

9.09              ASSIGNMENT

                  The rights of the Beneficiaries under this Guarantee shall be assigned by the Beneficiaries without the consent of any Loan Party or the Guarantor to the extent that the Beneficiaries assign the Commitments, Loans or L/C Obligations in accordance with the applicable provisions of the 364-Day Credit Agreement; provided that, such an assignment may only be made to an assignee of all or part of the Loans, the Commitment and the other rights and interests of the assignor Beneficiary under the Loan Documents where such assignee agrees in writing to be bound (to the extent of the interests assigned to such assignee) by the assignor Beneficiary's obligations under the 364-Day Credit Agreement.

9.10              TIME OF ESSENCE

                  Time is of the essence with respect to this Guarantee and the time for performance of the obligations of the Guarantor under this Guarantee may be strictly enforced by the Beneficiaries.


                                   Exh E -- 12
                                Form of Guarantee

9.11              FINANCIAL CONDITION OF BORROWERS

                  The Guarantor is fully aware of the financial condition of the Borrowers and acknowledges that it shall receive a direct financial benefit from the credit being made available to the Borrowers under the 364-Day Credit Agreement.

9.12              RELEASES

         (a) At such time as the Loans and all other outstanding Obligations shall have been paid and performed in full and all Commitments under the Credit Agreement have been terminated, all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor hereunder shall terminate (except those which by their terms survive such termination), all without delivery of any instrument or performance of any act by any party. At the request and sole expense of any Borrower or the Guarantor, as the case may be, following any such termination, the Administrative Agent shall execute and deliver to such Person such documents as such Person shall reasonably request to evidence such termination.

         (b) Subject to the immediately following sentence, if all the capital stock or other equity interests, or all or substantially all of the assets, of the Guarantor shall be sold, transferred or otherwise disposed of, in each case in a transaction permitted by the Credit Agreement (other than a sale, transfer or other disposition to a Loan Party), then the Administrative Agent, at the request and sole expense of the Guarantor (or any Borrower, as the case may be), shall execute and deliver to the Guarantor (or any Borrower, as the case may be) all releases or other documents reasonably necessary or desirable for the release of the Guarantee of the Guarantor hereunder. At the request and sole expense of each Borrower, the Guarantor shall be released from its obligations hereunder in the event that all the capital stock or other equity interests, or all or substantially all of the assets, of the Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement (other than a sale, transfer or other disposition to a Loan Party); provided that a Borrower shall have delivered to the Administrative Agent and the Lenders, at least 5 Business Days prior to the date of the proposed release, a written request for release identifying the Guarantor and the terms of the sale or other disposition in reasonable detail, together with a certification by a Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

9.13              ACKNOWLEDGEMENT OF DOCUMENTATION

                  The Guarantor hereby acknowledges receipt of a true and complete copy of the other Loan Documents and all of the terms and conditions thereof.

9.14              ENTIRE AGREEMENT

                  This Guarantee and the other Loan Documents constitute the entire agreement between the Beneficiaries and the Guarantor with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between such parties other than as expressly set forth herein or therein.


                                   Exh E -- 13
                                Form of Guarantee

9.15 GOVERNING LAW

         (b) THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTEE OR ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.



                  IN WITNESS WHEREOF the Guarantor has executed this Guarantee.

                                      [GUARANTOR]




                                      ------------------------------------------
                                      By:

                                           -------------------------------------
                                      Name:

                                            ------------------------------------
                                      Title:

                                            ------------------------------------



                                   Exh E -- 14
                               Form of Guarantee

                                                                       EXHIBIT F



                           FORM OF OPINION OF COUNSEL

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]




                                January 29, 2002

Each of the Lenders under the
    Credit Agreement, including those
    Lenders listed in Schedule A hereto

Bank of America, N.A.,
    as Administrative Agent for such Lenders

Ladies and Gentlemen:

         We have acted as counsel for Enbridge Energy, Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and Enbridge Energy Partners, L.P., a Delaware limited partnership (the "MLP") in connection with the execution and delivery today of (i) the Credit Agreement, dated as of January 29, 2002 (the "CREDIT AGREEMENT"), by and among the MLP, the Operating Partnership, the lenders from time to time parties thereto (the "LENDERS"), and Bank of America, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), (ii) the promissory notes of even date herewith delivered pursuant to the Credit Agreement (the "NOTES") and (iii) each Guaranty executed by each of the MLP and the Operating Partnership. In addition, we have acted as counsel for Enbridge Pipelines (East Texas) L.P., a Delaware limited partnership ("EAST TEXAS", and together with the MLP and the Operating Partnership, the "PARTNERSHIPS"), in connection with its execution and delivery today of a Guaranty dated of even date with the Credit Agreement (such Guaranty, together with the Guaranties referred to in the preceding clause (ii), collectively, the "GUARANTIES" and individually, a "GUARANTY", as the context may require). Capitalized terms used and not defined herein have the meanings assigned in the Credit Agreement. The opinions expressed herein are being furnished to you pursuant to Section 4.01(a)(viii) of the Credit Agreement.

         In rendering the opinions expressed herein, we have (i) examined the Credit Agreement, the Notes and the Guaranties (collectively, the "FINANCING DOCUMENTS"), partnership records of the Partnerships, certificates of representatives of the Partnerships, certificates and other communications of public officials and such other instruments, agreements and documents as are in our judgment necessary to enable us to render the opinions expressed herein, and
(ii) as to questions of fact material to the opinions expressed herein, and as to factual matters arising in connection with our examination of the aforesaid materials, relied, to the extent we deemed appropriate, upon the factual representations and warranties contained in the Financing Documents, upon such certificates, communications, instruments, agreements and documents and certain facts stated elsewhere herein.


                                   Exh F -- 1
                           Form of Opinion of Counsel

January 29, 2002
Page 2


         In making such examination and in such reliance, we have assumed the authenticity and completeness of all records, certificates, instruments, agreements and other documents submitted to us as originals, the conformity to authentic originals, records, certificates, instruments, agreements and other documents of all copies submit to us as copies, and the authenticity of the originals of such latter records, certificates, instruments, agreements and other documents. In addition, we have assumed the legal capacity of each natural person identified in, or indicated as having executed, any of those records, certificates, instruments, agreements and other documents and the genuineness of all signatures on all such records, certificates, instruments, agreements and other documents.

         In rendering the opinions expressed herein, we also have assumed the following:

                  (i) each Person a party to any Financing Document other than a Partnership (each such Person other than a Partnership, an "OTHER PARTY") (a) has been duly organized or formed (as applicable), (b) is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and (c) has the corporate or equivalent power and authority to execute and deliver, and to perform its obligations under, each of the Financing Documents in which such Person is identified as a party;

                  (ii) the execution and delivery of each of the Financing Documents by each Other Party, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate or equivalent action on the part of such Person;

                  (iii) each Other Party has duly executed and delivered each of the Financing Documents in which such Person is identified as a party;

                  (iv) each Person a party to any Financing Document has (a) satisfied each legal requirement that is applicable to such Person to the extent necessary to make such Financing Document enforceable against such Person and
(b) complied with any other legal requirements pertaining to the status of such Person as such status relates to the rights of such Person to perform or enforce (as applicable) such Financing Document against each other Person that is a party to such Financing Document;

                  (v) no order, consent, approval, license, authorization, waiver or validation of, or filing, recording or registration with, or notice to, or exemption by, any court, governmental body or authority, or any subdivision thereof, is required to authorize or is required in connection with, the execution and delivery by any Person identified in any Financing Document as a party thereto, or in connection with the performance of its obligations thereunder or the consummation of the transactions contemplated thereby, other than those that have been obtained or made and are in full force and effect (PROVIDED, that we make no such assumption with respect to consents, approvals and the like applicable to each Partnership to the extent that we express our opinion rendered in paragraph 6 below);

                  (vi) each of the Financing Documents is the legal, valid and binding obligation of each Other Party thereto, enforceable against such Other Party in accordance with its terms; and

                  (vii) Administrative Agent has been and is the duly appointed agent of each of Lenders (Agent and Lenders, collectively, the "FINANCING PARTIES").

         Based upon the foregoing and in the reliance thereon, and subject to and qualified by the assumptions, qualifications, limitations and exceptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:


                                   Exh F -- 2
                           Form of Opinion of Counsel

January 29, 2002
Page 3


                  1. Each Partnership is a limited partnership validly existing in good standing under the Delaware Revised Uniform Limited Partnership Act (6 DEL.C Sections 17-101, ET SEQ.) (the "LP ACT"). Each Partnership is authorized to transact business in the State of Texas.

                  2. The execution and delivery by each Partnership of each Financing Document to which it is a party, and the performance by each Partnership of its obligations thereunder, are within its limited partnership power and authority and have been duly authorized by all necessary limited partnership action.

                  3. Each Financing Document to which each Partnership is a party has been duly executed and delivered by it.

                  4. Under the internal laws of the State of New York, each of the Financing Documents to which each Partnership is a party is a valid and binding obligation of such Partnership, enforceable against such Partnership in accordance with its terms.

                  5. Neither the execution and delivery by each Partnership of any Financing Document to which it is a party, nor the performance of its obligations thereunder, will (i) result in a violation by it of (a) any statutory law or regulation applicable to such Partnership, or (b) the certificate of limited partnership or agreement of limited partnership of such Partnership or (ii) result in a breach of, or constitute a default under, the terms of any agreement or instrument binding on such Partnership which is filed as an exhibit to the MLP's Annual Report on Form 10-K for the year ended December 31, 2000.

                  6. No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required to be obtained or made by a Partnership by any material statutory law or regulation applicable to such Partnership as a condition to the execution and delivery by such Partnership of any Financing Document to which it is expressed to be a party, or the performance by such Partnership of its obligations under any Financing Document to which it is a party.

                  7. No Partnership is (i) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or (ii), other than with respect to Enbridge Inc., a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1933, as amended.

                  8. Assuming each Borrower complies with the provisions of the Credit Agreement relating to the use of proceeds thereunder (whether or not therein stated as a covenant), the use by it of proceeds from the Loans will not result in a violation of Regulation U of the Board of Governors of the Federal Reserve System.

         The foregoing opinions expressed herein are further subject to, and qualified by, the following assumptions, exceptions, qualifications and limitations:

                  A. The opinions expressed herein are limited exclusively to the laws of the State of New York, the LP Act and the federal statutory laws and regulations of the United States of America. In respect to such laws, in addition to other limitations set forth herein, such reference is limited to laws that are normally applicable to the transactions provided for in the Financing Documents, and, in any event and without limitation, does not include statutes, laws, rules or regulations relating to (i) the operation of any asset or property, (ii) utility regulation, (iii) antitrust, (iv) taxation or (v) securities law, or the construction or interpretations of any of the foregoing, or authorizations, permits, consents and the like with respect thereto. Reference herein to the "internal laws" of a jurisdiction is to the laws of that


                                   Exh F -- 3
                           Form of Opinion of Counsel

January 29, 2002
Page 4


jurisdiction, other than (x) that jurisdiction's choice-of-law statutes and rules, (y) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and political subdivisions (whether created or enabled through legislative action at the federal, state, regional or local level), and (z) judicial decisions to the extent they deal with any of the foregoing.

                  B. The opinions expressed in paragraph 4 hereof are further subject to the following:

                  (i) The enforceability of the Financing Documents, and to the extent applicable, the Liens created thereby, may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, receivership, fraudulent conveyance or transfer or similar laws (including court decisions) relating to or affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) general principles of equity, including, without limitation, requirements of good faith, fairness and reasonableness, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) the refusal of a particular court to grant (1) equitable remedies, including, without limitation, specific performance and injunctive relief, or (2) a particular remedy sought by Lender under any Financing Document as opposed to another remedy provided for therein or another remedy available at law or in equity and (d) judicial discretion.

                  (ii) In rendering the opinions expressed in paragraph 4 (such opinions expressed in such paragraphs, the "REMEDIES OPINIONS"), we express no opinion as to the validity or enforceability of any provision of any Credit Document that:

                  (1) purports to (i) establish evidentiary standards or characterizations, treatments or effects of payments or rights, in each case made or existing under, or in connection with, any Financing Document, (ii) waive or otherwise affect any right, warranty or defense that cannot be waived or otherwise affected as a matter of law, (iii) negate the effect of any course of dealing or any exercise, or failure or delay to exercise, any right, power, privilege or remedy, (iv) relate to indemnities, exculpation or contribution to the extent prohibited by public policy or require indemnification or contribution (as applicable) for liability on account of fraud, negligence, gross negligence, willful misconduct, breach of the performance of an agreed undertaking, violation of law or illegal conduct (or the public policy underlying such action or conduct) of any Person seeking or asserting the benefit of such indemnity, exculpation of contribution provision,
         (v) limit liability of any Person to claims for gross negligence or willful misconduct, (vi) grant to any Person the right to offset special deposits against obligations owed under the Financing Documents, (vii) authorize conclusive determinations by any party or to permit a party to make determinations in its sole discretion, or (viii) restrict access to legal or equitable remedies;

                  (2) states that (i) prohibition, illegality, invalidity or unenforceability of any provision of such Financing Document in any jurisdiction shall not (a) invalidate the remaining provisions of such Financing Document or (b) affect that provision in any other jurisdiction, or (ii) the right of any Person to exercise any right or remedy on the basis of any misrepresentation or breach of warranty is not affected by any action by Lender;

                  (3) constitutes a submission to or acceptance of the jurisdiction of, or permits an action against any Person to be brought, or waives any objection to the laying of venue or choice of forum in such an action, in, the courts of any jurisdiction, other than the courts of the State of New York or the federal courts of the United States of America sitting in the State of New York;

                  (4) permits an action against any Person to be brought in the courts of the State of New York (i) if such Person has not been served with process in that action in accordance with


                                   Exh F -- 4
                           Form of Opinion of Counsel

January 29, 2002
Page 5


         applicable rules of procedure or (ii) if the court in which the action is brought does not have jurisdiction of the subject matter of the action;

                  (5) permits an action against any Person to be brought in the federal courts of the United States of America sitting in the State of New York (i) if such Person has not been served with process in accordance with applicable rules of procedure or (ii) if those courts do not have jurisdiction in the subject matter of the action;

                  (6) requires the reimbursement to any Person whose breach of a recognizable standard of performance or care in acting or failing timely or otherwise properly to act substantially contributed to the basis for which such reimbursement is sought; or

                  (7) provides for the enforcement in any jurisdiction of a judgment of the courts of another jurisdiction.

                  (iii) We have assumed that each Financing Party will act reasonably and in good faith in performing its duties, and in exercising its rights and remedies, under the Financing Documents. In this regard, we note that the enforceability of specific provisions of the Financing Documents may be subject to standards of reasonableness, care and diligence and "good faith" limitations and obligations such as those provided in Section 1-102(3), 1-203 and 1-208 of the Uniform Commercial Code as in effect in the State of New York and similar applicable principles of common law and judicial precedent. Further, we have also assumed that each Financing Party will enforce the respective Financing Documents in compliance with the provisions thereof and all requirements of applicable law.

                  (iv) Further, we additionally note that the maximum lawful amount or rate of interest which any national bank, a federal savings bank or any foreign bank or branch of a foreign bank which is subject to the jurisdiction of the federal banking laws of the United States of America, may take, receive, reserve, contract for or charge is governed by federal statutory law. Further, Lenders that are entities other than such financial institutions may, in accordance with laws governing their respective operation and business, be subject to statutory limits provided by the laws other than the laws of the State of New York. In rendering the Remedies Opinions, we express no opinion as to whether the interest provided for in any Financing Document is in excess of any such maximum lawful amount or rate or as to the effect of the provisions for interest in any Loan Document on the enforceability of the Financing Documents with respect to any Financing Party constituting a national bank or such foreign bank or branch thereof which is located in any jurisdiction other than the State of New York.

                  C. We do not express any opinion with respect to any exhibit to, or other agreement referred to in, any of the Financing Documents.

                  D. In rendering the foregoing opinions, we have not, pursuant to our engagement, endeavored to express any opinions, and we express no opinions, and none are intended to be implied hereby nor shall be inferred herefrom, as to (i) the various state and federal laws, statutes, regulations, interpretations, opinions, directives, orders, rulings, authorities or similar matters regulating or governing any Financing Party (collectively, the "RULES") and/or its entry into, execution, delivery or performance of the Financing Documents, or the transactions provided for therein, or the conduct of its business related thereto, or (ii) any Financing Party's compliance with any of the Rules in connection with any Financing Document, or the transactions provided for therein.


                                   Exh F -- 5
                           Form of Opinion of Counsel

January 29, 2002
Page 6


                  E. In rendering the opinions expressed in paragraph 1 above relating to existence and good standing and foreign qualification and good standing, we have relied solely upon a review of certificates of public officials, without further investigation as to matters set forth therein, and such opinions are limited to the dates of such certificates.

                  F. In rendering the opinions expressed in paragraph 1 above relating to the MLP's existence and good standing in Delaware and authorization to transact business in Texas, we have relied solely upon a review of certificates of public officials as follows: (i) Certificate of State of Delaware, Office of Secretary of State dated January 22, 2002 (Delaware existence and good standing); and (ii) Certificate of State of Texas, Secretary of State dated January 23, 2002 (Texas authorization to transact business).

                  G. In rendering the opinions expressed in paragraph 1 above relating to the Operating Partnership's existence and good standing and authorization to transact business in Texas, we have relied solely upon a review of certificates of public officials as follows: (i) Certificate of State of Delaware, Office of Secretary of State dated January 23, 2002 (Delaware existence and good standing); and (ii) Certificate of State of Texas, Secretary of State dated January 23, 2002 (Texas authorization to transact business).

                  H. In rendering the opinions expressed in paragraph 1 above relating to East Texas's existence and good standing and authorization to transact business in Texas, we have relied solely upon a review of certificates of public officials as follows: (i) Certificate of State of Delaware, Office of Secretary of State dated January 24, 2002 (Delaware existence and good standing); and (ii) Certificate of State of Texas, Secretary of State dated January 24, 2002 (Texas authorization to transact business).

                  The opinions expressed herein are solely for the benefit of, and may only be relied upon by each Financing Party, and its permitted successors and assigns, in connection with the Financing Documents; PROVIDED HOWEVER, any reliance on such opinions by a Person who becomes a party to the Financing Documents after the date of this opinion letter shall be as to the opinions expressed herein as of the date of this opinion letter and shall not constitute a reissuance of such opinions as of the date of any such subsequent reliance or other subsequent date. Neither this opinion letter nor any excerpt hereof (nor any reproduction of any of the foregoing) may be furnished to (except in connection with a legal or arbitral proceeding or as may be required by applicable law, and in any such events, as shall be directed and required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process), or relied upon by, any other Person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof (and not as of any other date, including, without limitation, the effective date of any Financing Document if a date other than the date hereof) or, to the extent of the references to certificates of public officials made in paragraphs E, F and G hereof, to the respective dates of the certificates referred to in such paragraphs, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                             Very truly yours,




                                             Fulbright & Jaworski L.L.P.


                                   Exh F -- 6
                           Form of Opinion of Counsel

                                   SCHEDULE A



                    TO OPINION OF FULBRIGHT & JAWORSKI L.L.P.



                             DATED JANUARY 29, 2002



                                 LIST OF LENDERS







Bank of America, N.A.

ABN AMRO Bank N.V., Cayman Islands Branch

Bank of Montreal

CIBC Inc.

Citibank, N.A.

Royal Bank of Canada

First Union National Bank

SunTrust Bank

Toronto Dominion (Texas), Inc.





                                   Exh F -- 7
                           Form of Opinion of Counsel

                                                                       EXHIBIT G



                         FORM OF SUBORDINATION AGREEMENT

                  THIS AGREEMENT made as of the ______ day of _____________, ______ by _______________________, a ________________ (the "Subordinated
Creditor"), in favor of the Agent, the L/C Issuer and the Lenders (collectively, the "Senior Lenders").

                  WHEREAS _________________________, a _________________ (the
"Obligor") is or may become indebted to the Senior Lenders under or in connection with the 364-Day Credit Agreement;

                  AND WHEREAS the Subordinated Creditor is or may become a lender to the Obligor;

                  AND WHEREAS the Subordinated Creditor has agreed to postpone and subordinate its loans and all interest fees and other amounts owing in connection therewith (the "Obligor Debt") on the terms and provisions herein set forth.

                  NOW THEREFORE, in consideration of the sum of $1.00 now paid by the Senior Lenders and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditor), the Subordinated Creditor hereby agrees as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1               DEFINITIONS

                  In this Agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the 364-Day Credit Agreement dated as of ___________ __, 2002 among Enbridge Energy Partners, L.P., Enbridge Energy, Limited Partnership, as Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Agent and L/C Issuer, Bank of Montreal, as Syndication Agent, The Toronto Dominion (Texas), Inc. and First Union National Bank, as Documentation Agents and Banc of America Securities LLC and BMO Nesbitt Burns, as Joint Lead Arrangers and Joint Book Managers (as such agreement may be amended, modified, supplemented or restated from time to time, the "364-Day Credit Agreement"). In addition, the following terms shall have the following meanings:

         (a) "SENIOR INDEBTEDNESS" means the aggregate of all Obligations owing from time to time by the Obligor to the Senior Lenders under the 364-Day Credit Agreement and the other Loan Documents, whether present or future, direct or indirect, contingent or otherwise; and


                                   Exh G -- 1
                         Form of Subordination Agreement

         (b) "SUBORDINATED INDEBTEDNESS" means the aggregate Obligor Debt owing from time to time by the Obligor to the Subordinated Creditor, whether present or future, direct or indirect, contingent or otherwise.

1.2               HEADINGS

                  The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3               INTERPRETATION

                  In this Agreement:

         (a) the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer, unless otherwise specified, to this Subordination Agreement taken as a whole and not to any particular article, section, subsection or paragraph;

         (b) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and VICE VERSA;

         (c) all references to "Articles" and "Sections" refer, unless otherwise specified, to articles, sections, subsections or paragraphs of this Agreement, as the case may be;

         (d) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them; and

         (e) all references to the Senior Lenders include the Agent, the L/C Issuer and each of the Lenders individually and any combination thereof.

1.4               GOVERNING LAW

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States Federal courts sitting in Southern District of the State of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

1.5               SEVERABILITY

                  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.


                                   Exh G -- 2
                         Form of Subordination Agreement

1.6               TIME OF THE ESSENCE

                  Time shall be of the essence of this Agreement.

                                    ARTICLE 2
                    POSTPONEMENT AND SUBORDINATION OF PAYMENT

2.1               GENERAL POSTPONEMENT AND SUBORDINATION

                  Except as specifically provided for in Article 3:

         (a) the Subordinated Indebtedness shall be and is hereby expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and termination of the Commitments under the 364-Day Credit Agreement; and

         (b) the Subordinated Creditor shall not accept any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, property or securities) prior to the payment in full in cash of the Senior Indebtedness and termination of the Commitments under the 364-Day Credit Agreement.

2.2               PRIORITY OF SENIOR INDEBTEDNESS ON DISSOLUTION OR INSOLVENCY

                  In the event of any dissolution, winding up, liquidation, readjustment, reorganization, bankruptcy, insolvency, receivership or other similar proceedings relating to the Obligor, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshalling of the assets and liabilities of the Obligor, the Senior Indebtedness shall first be paid in full before the Subordinated Creditor shall be entitled to receive or retain any payment or distribution in respect of the Subordinated Indebtedness. In such event, in order to implement the foregoing, but subject always to the provisions of Section 7.1(a):

         (a) the Subordinated Creditor shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Indebtedness, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent on behalf of the Senior Lenders; and

         (b) the Subordinated Creditor hereby irrevocably agrees that the Agent on behalf of the Senior Lenders may, at its sole discretion, in the name of the Subordinated Creditor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceedings with respect to any and all claims of the Subordinated Creditor relating to the Subordinated Indebtedness.


                                   Exh G -- 3
                         Form of Subordination Agreement

2.3               [INTENTIONALLY BLANK]

2.4               APPLICATION OF PAYMENTS

                  All payments and distributions received by the Senior Lenders in respect of the Subordinated Indebtedness, to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all expenses (including reasonable legal fees and expenses) paid or incurred by the Agent in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any collateral security therefor, and any balance thereof shall, solely as between the Subordinated Creditor and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time select, toward the payment of the Senior Indebtedness remaining unpaid.

                                    ARTICLE 3
                               PERMITTED PAYMENTS

3.1               PERMITTED PAYMENTS

                  Prior to the occurrence of a Default or Event of Default under the 364-Day Credit Agreement which is continuing, the Subordinated Creditor shall, subject to Section 2.2, be entitled to receive payments on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

                                    ARTICLE 4
                                   SUBROGATION

4.1               RESTRICTION ON SUBROGATION

                  The Subordinated Creditor shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 7.1(a).

4.2               TRANSFER BY SUBROGATION

                  If (a) the Agent on behalf of the Senior Lenders receives payment of any of the Subordinated Indebtedness, (b) the Senior Indebtedness has been paid in full in cash and (c) there are no further Commitments outstanding under the 364-Day Credit Agreement, then the Senior Lenders will each, at the Subordinated Creditor's request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Agent.


                                   Exh G -- 4
                         Form of Subordination Agreement

                                    ARTICLE 5
                             DEALINGS WITH BORROWERS

5.1               RESTRICTION DEALINGS BY SUBORDINATED CREDITOR

                  Except with the prior written consent of the Agent with the consent of the Required Lenders, the Subordinated Creditor shall not:

         (a) assign all or any portion of the Subordinated Indebtedness in favor of any person other than the Senior Lenders unless such person has agreed in writing with the Agent to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

         (b) commence, or join with any other person in commencing, any dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceedings respecting the Obligor.

5.2               PERMITTED DEALINGS BY SENIOR LENDERS

                  Notwithstanding anything in this Agreement, the Subordinated Creditor acknowledges each of the Senior Lenders shall be entitled to:

         (a) lend monies or otherwise extend credit or accommodations to the Obligor as part of the Senior Indebtedness or otherwise;

         (b) agree to any change in, amendment to, waiver of, or departure from, any term of the 364-Day Credit Agreement or any other Loan Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of the Borrowers and other Loan Parties under any such Loan Documents;

         (c) grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to the Borrowers and other Loan Parties in respect of the Senior Indebtedness;

         (d) waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

         (e) accept or make any compositions, arrangements, plans of reorganization or compromises with any person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

         (f) change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders (subject to the terms of the 364-Day Credit Agreement);

         (g) acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior


                                   Exh G -- 5
                         Form of Subordination Agreement

                  Indebtedness, this Agreement or any other Loan Document or allow the Borrowers and other Loan Parties or any other person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

         (h) abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission of negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of the Subordinated Creditor or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of the Subordinated Creditor and without impairing, releasing or otherwise affecting any rights or obligations of the Subordinated Creditor hereunder or any rights of the Senior Lenders hereunder.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1               REPRESENTATIONS AND WARRANTIES

                  The Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

         (a) the Subordinated Creditor is a corporation duly incorporated or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation or amalgamation, as the case may be;

         (b) the Subordinated Creditor has all necessary corporate power and authority to enter into this Agreement;

         (c) the Subordinated Creditor has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Agreement;

         (d) this Agreement constitutes a valid and legally binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles; and

         (e) neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of the articles or by-laws of the Subordinated Creditor or any resolutions passed by the board of directors or shareholders of the Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default


                                   Exh G -- 6
                         Form of Subordination Agreement
                  under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which the Subordinated Creditor is a party or by which its or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as have already been obtained and are in full force and effect.

                                    ARTICLE 7
                            CONTINUING SUBORDINATION

7.1               CONTINUING SUBORDINATION

                  This Subordination Agreement shall create a continuing subordination and shall:

         (a) remain in full force and effect until the Senior Lenders have received payment in cash of the full amount of the Senior Indebtedness and no further Commitments are outstanding under the 364-Day Credit Agreement;

         (b) be binding upon the Subordinated Creditor and its successors and assigns; and

         (c) inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders and their successors and assigns for their benefit and for the benefit of any other person entitled to the benefit of any Loan Documents from time to time, including any permitted assignee of some or all of the Loan Documents.

7.2               OTHER OBLIGATIONS NOT AFFECTED

                  The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

7.3               ACKNOWLEDGMENT OF DOCUMENTATION

                  The Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the 364-Day Credit Agreement and all other Loan Documents. The Subordinated Creditor shall ensure that the Obligor provides such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise. None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Creditor's obligations hereunder in respect of the Senior Indebtedness thereby created or arising.


                                   Exh G -- 7
                         Form of Subordination Agreement

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1               NOTICES

                  All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 10.02 of the 364-Day Credit Agreement. All such notices to the Subordinated Creditor may be given to the Borrowers on behalf of the Subordinated Creditor and shall be sufficiently delivered if so given.

8.2               AMENDMENTS AND WAIVERS

         (a) No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Agent on behalf of the requisite Senior Lenders, or by the Senior Lenders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

         (b) No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (c) Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

8.3               ASSIGNMENT BY LENDERS

                  The Subordinated Creditor acknowledges and agrees that, subject to Section 10.07 of the 364-Day Credit Agreement, each of the Senior Lenders shall have the right to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Loan Documents (including this Agreement) without the consent of the Subordinated Creditor. This Agreement shall extend to and inure to the benefit of each of the Senior Leaders and their respective successors and permitted assigns.

8.4               ASSIGNMENT BY SUBORDINATED CREDITOR

                  The Subordinated Creditor shall not assign all or any portion of its obligations under this Agreement without the prior written consent of the Senior Lenders (which consent may be arbitrarily withheld).


                                   Exh G -- 8
                         Form of Subordination Agreement

8.5               FURTHER ASSURANCES

                  The Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditor, do all such further acts and things and execute and deliver all such further documents as the Agent or the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

8.6               COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7               WAIVER OF RIGHT TO TRIAL BY JURY

                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF the Subordinated Creditor has caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written.


                                      -----------------------------------------


                                      Per:
                                          -------------------------------------
                                               Name:
                                               Title:


                                      Per:
                                          -------------------------------------
                                               Name:
                                               Title:





                                   Exh G -- 9
                         Form of Subordination Agreement

                                 ACKNOWLEDGMENT


                  The undersigned hereby acknowledges the terms of the above Subordination Agreement and, subject to any contrary direction made by a court of competent jurisdiction, covenants not to participate in any violation thereof.

                                      [OBLIGOR]


                                      Per:
                                          -------------------------------------


                                      Per:
                                          -------------------------------------


















                                   Exh G -- 10
                         Form of Subordination Agreement